Exhibit 10.37

                           THIRD AMENDED AND RESTATED
                       SENIOR LOAN AND SECURITY AGREEMENT




                                 Interpool, Inc.

                                Trac Lease, Inc.

                                Interpool Limited

                             Interpool Finance Corp.

                                      with

                         CoreStates Bank, N.A., as Agent

                   PNC Bank, National Association, as Co-Agent

                                       and

                    Each of the Financial Institutions Listed
                                Herein as Lenders

                          Dated as of December 19, 1997

                                TABLE OF CONTENTS

                                                                           PAGE

SECTION 1.       DEFINITIONS AND INTERPRETATION.............................2
         1.1     Terms Defined..............................................2
         1.2     Accounting Principles.....................................11

SECTION 2.       THE LOANS.................................................12
         2.1     Credit Facility - Description.............................12
         2.2     Advances, Conversions, Renewals and Payments..............14
         2.3     Preconditions to Advances and Assignment of Leases
                  and Leased Property......................................15
         2.4     Credit Facility Interest..................................17
         2.5     Additional Interest Provisions............................20
         2.6     Fees......................................................21
         2.7     Prepayments...............................................21
         2.8     Use of Proceeds...........................................22
         2.9     Indemnity.................................................22
         2.10    Capital Adequacy..........................................23
         2.11    Restated Loan Agreement and Confirmation of
                  Existing Indebtedness....................................23

SECTION 3.       COLLATERAL................................................23
         3.1     Description...............................................23
         3.2     Lien Documents............................................24
         3.3     Other Actions.............................................24
         3.4     Searches..................................................24
         3.5     Guarantees................................................25
         3.6     Filing Security Agreement.................................25
         3.7     Power of Attorney.........................................25
         3.8     Option to Release Collateral..............................25
         3.9     Recollaterization of Loans................................26

SECTION 4.       CLOSING...................................................27
         4.1     Resolutions, Opinions, and Other Documents................27
         4.2     Absence of Certain Events.................................28
         4.3     Warranties and Representations at Closing.................28
         4.4     Compliance with this Agreement............................28
         4.5     Officers' Certificate.....................................28
         4.6     Closing...................................................28
         4.7     Non-Waiver of Rights......................................28

SECTION 5.       REPRESENTATIONS AND WARRANTIES............................28
         5.1     Corporate Organization and Validity.......................29
         5.2     Places of Business........................................29
         5.3     Pending Litigation........................................29
         5.4     Title to Collateral.......................................30
         5.5     Governmental Consent......................................30
         5.6     Taxes.....................................................30
         5.7     Financial Statements......................................30
         5.8     Full Disclosure...........................................30
         5.9     Subsidiaries..............................................30
         5.10    Guarantees, Contracts, etc................................30
         5.11    Government Regulations, etc...............................31
         5.12    Business Interruptions....................................32
         5.13    Names.....................................................32
         5.14    Other Associations........................................32
         5.15    Environmental Matters.....................................32
         5.16    Regulation O..............................................33
         5.17    Capital Stock.............................................33
         5.18    Solvency..................................................33
         5.19    Perfection of Security Interest...........................33
         5.20    Leases and Leased Property................................34

SECTION 6.       BORROWERS' AFFIRMATIVE COVENANTS..........................35
         6.1     Payment of Taxes and Claims...............................35
         6.2     Maintenance of Properties and Corporate Existence.........35
         6.3     Business Conducted........................................37
         6.4     Litigation................................................37
         6.5     Taxes.....................................................37
         6.6     Bank Accounts.............................................39
         6.7     Employee Benefit Plans....................................39
         6.8     Warranties for Future Advances............................39
         6.9     Incurrence of Additional Funded Debt......................40
         6.10    Financial Covenants.......................................40
         6.11    Financial and Business Information........................40
         6.12    Officers' Certificates....................................41
         6.13    Inspection................................................42
         6.14    Material Adverse Developments.............................42
         6.15    Places of Business........................................42
         6.16    Sale of Collateral........................................42

SECTION 7.       BORROWERS' NEGATIVE COVENANTS:............................43
         7.1     Merger, Consolidation, Dissolution or Liquidation.........43
         7.2     Liens and Encumbrances....................................43
         7.3     Negative Pledge...........................................43
         7.4     Transactions With Affiliates or Subsidiaries..............44
         7.5     Distributions, Redemptions and Other Indebtedness.........44
         7.6     Loans and Investments.....................................44
         7.7     Use of Lenders' Name......................................44
         7.8     Miscellaneous Covenants...................................44
         7.9     Change of Ownership Interests.............................45

SECTION 8.       DEFAULT...................................................45
         8.1     Events of Default.........................................45
         8.2     Cure......................................................47
         8.3     Rights and Remedies on Default............................47
         8.4     Nature of Remedies........................................48
         8.5     Set-Off...................................................48

SECTION 9.       AGENT.....................................................48
         9.1     Appointment and Authorization.............................48
         9.2     General Immunity..........................................49
         9.3     Consultation with Counsel.................................49
         9.4     Documents.................................................49
         9.5     Rights as a Bank..........................................49
         9.6     Responsibility of Agent...................................49
         9.7     Collections and Disbursements.............................50
         9.8     Indemnification...........................................51
         9.9     Expenses..................................................51
         9.10    No Reliance...............................................51
         9.11    Reporting.................................................51
         9.12    Removal of Agent..........................................51
         9.13    Action on Instructions of Lenders.........................52
         9.14    Several Obligations.......................................52
         9.15    Consent of Banks..........................................52
         9.16    Participations and Assignments............................53
         9.17    Co-Agent..................................................54

SECTION 10.      MISCELLANEOUS.............................................54
         10.1    GOVERNING LAW.............................................54
         10.2    Integrated Agreement......................................55
         10.3    Waiver....................................................55
         10.4    Time......................................................55
         10.5    Expenses of Agent.........................................55
         10.6    Brokerage.................................................55
         10.7    Notices...................................................56
         10.8    Waiver of Subrogation.....................................57
         10.9    Headings..................................................57
         10.10   Survival..................................................57
         10.11   Successors and Assigns....................................57
         10.12   Duplicate Originals.......................................57
         10.13   Modification..............................................57
         10.14   Signatories...............................................58
         10.15   Third Parties.............................................58
         10.16   Discharge of Taxes, Borrowers' Obligations, Etc...........58
         10.17   Most Favored Lenders......................................58
         10.18   Consent to Jurisdiction...................................58
         10.19   Waiver of Jury Trial......................................59
         10.20   Information to Participant................................59

                               EXHIBIT LIST

Exhibit  2.1(b)              --   Form of Revolving Credit Note
Exhibit  2.1(c)              --   Form of Term Note
Exhibit  2.1(e)              --   Form of Borrowing Base Certificate
Exhibit  2.3(a)(i)(A)        --   Borrowing Request
Exhibit  2.3(a)(i)(C)(1)     --   Fleet Utilization Report
Exhibit  2.3(a)(i)(C)(2)     --   Cash Flow Certificate
Exhibit  2.3(b)              --   Form of Assignment Agreement
Exhibit  5.1                 --   Borrowers' States of Incorporation
Exhibit  5.2                 --   Places of Business
Exhibit  5.7                 --   Borrowers' Federal Tax Identification Numbers
Exhibit  5.11                --   Employee Benefit Plans
Exhibit  5.13(a)             --   Schedule of Names
Exhibit  5.13(b)             --   Trademarks, Patents and Copyrights
Exhibit  5.14                --   Other Associations
Exhibit  5.15                --   Environmental Matters
Exhibit  6.12                --   Officers' Certificates

                                    SCHEDULES

Schedule A             Schedules of Lenders
Schedule B             Addresses of Lenders
Schedule C             Schedule of Consolidated Subsidiaries

                           THIRD AMENDED AND RESTATED
                       SENIOR LOAN AND SECURITY AGREEMENT

     This Third Amended and Restated Senior Loan and Security Agreement ("Agreement") is dated as of the 19th day of December, 1997, by and among Interpool, Inc. ("Interpool"), Trac Lease, Inc. ("Trac Lease"), Interpool Limited ("Limited"), and Interpool Finance Corp. ("Interpool Finance") (collectively, "Borrowers" and singly, each is a "Borrower") CoreStates Bank, N.A., a national banking association in its capacity as agent, ("Agent"), PNC Bank, National Association, a national banking association in its capacity as co-agent ("Co-Agent") and CoreStates Bank, N.A. ("CoreStates") and the financial institutions listed on Schedule A attached hereto and made a part of this Agreement (as such Schedule may be amended, modified or replaced from time to time), in their capacity as lenders (singly, each is a "Lender" and collectively, all are "Lenders").

                                   BACKGROUND

     A. On May 18, 1994, Interpool, Trac Lease and Limited (collectively "Initial Borrowers") and Agent, in its capacity as Lender, entered into a certain Senior Loan and Security Agreement (as amended from time to time, the "Initial Loan Agreement") pursuant to which CoreStates agreed to make advances to Initial Borrowers up to a maximum aggregate amount of $25,000,000, evidenced by each Initial Borrower's delivery of a revolving credit note to CoreStates.

     B. On or about August 19, 1994, Initial Borrowers and Agent entered into that certain First Amendment to Senior Loan and Security Agreement pursuant to which the Maximum Credit Limit (as defined in the Initial Loan Agreement) was increased to $35,000,000 and The Daiwa Bank, Limited became a Lender under the Initial Loan Agreement.

     C. On or about October 7, 1994, Initial Borrowers and Agent entered into that certain Second Amendment to Senior Loan and Security Agreement, pursuant to which the Maximum Credit Limit (as defined in the Initial Loan Agreement) was increased to $75,000,000 and Chemical Bank New Jersey N.A., Meridian Bank and Midlantic Bank, N.A. became Lenders under the Initial Loan Agreement.

     D. On or about February 14, 1995, Initial Borrowers and Agent entered into that certain Amended and Restated Senior Loan and Security Agreement ("Restated Loan Agreement") pursuant to which the Maximum Credit Limit (as defined in the Restated Loan Agreement) was increased to $100,000,000.

     E. On or about May 31, 1995, Initial Borrowers, Agent and the Lenders named in the Restated Loan Agreement, entered into that certain First Amendment to Amended and Restated Senior Loan and Security Agreement, pursuant to which the Maximum Credit Limit (as defined in the Restated Loan Agreement) was increased to $125,000,000 and PNC Bank, National Association became a Lender under the Restated Loan Agreement.

     F. On or about June 20, 1995, Initial Borrowers, Interpool Finance, Agent and the Lenders to the Restated Loan Agreement entered into that certain Joinder to Amended and Restated Senior Loan and Security Agreement, pursuant to which Interpool Finance became a Borrower under the Restated Loan Agreement.

     G. On or about November 30, 1995, Borrowers, Agent, the Lenders that were then a party to the Restated Loan Agreement and United Jersey Bank ("UJB") entered into that certain Second Amended and Restated Senior Loan and Security Agreement ("Second Restated Loan Agreement") pursuant to which the Maximum Credit Limit (as defined in the Second Restated Loan Agreement) was increased to $150,000,000.00. Subsequent thereto, UJB merged into Summit Bank and is now known as Summit Bank; Meridian Bank merged into CoreStates Bank, N.A.; Chemical Bank, New Jersey, N.A. and Midlantic Bank, N.A. each merged into PNC Bank, National Association and The Sumitomo Bank Limited became the successor to The Daiwa Bank, Limited.

     H. On or about September 6, 1996, Borrowers, Agent and the Lenders that were then parties to the Second Restated Loan Agreement entered into that certain First Amendment to Second Amended and Restated Senior Loan and Security Agreement pursuant to which, inter alia, ABN Amro Bank, N.V. New York Branch became a Lender under the Second Restated Loan Agreement.

     I. On or about December 16, 1996, and February 7, 1997, Borrowers, Agent and Lenders entered into that certain Second Amendment to Second Amended and Restated Senior Loan and Security Agreement and Third Amendment to Second Amended and Restated Senior Loan and Security Agreement, respectively, to further modify the terms of the Credit Facility.

     J. Borrowers desire to further amend and restate the Second Restated Loan Agreement, to add Union Bank of California, N.A., Credit Lyonnais New York Branch and The Bank of Nova Scotia as Lenders and to increase the Maximum Credit Limit to $200,000,000 to continue to enable them to purchase transportation equipment and to provide working capital.

     K. The Loans to, and other Obligations of, Trac Lease, Limited and Interpool Finance shall continue to be guaranteed by Interpool, the Obligations of Limited shall continue to be guaranteed by Interpool Finance and the Obligations of Interpool Finance shall continue to be guaranteed by Limited.

     L. The Second Restated Loan Agreement, as amended, along with all agreements, instruments and documents executed and/or delivered in connection therewith are collectively referred to as "Existing Loan Documents". The parties desire to reduce the terms and conditions of their relationship to writing.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

     1.1 TERMS DEFINED. As used in this Agreement, the following terms have the following respective meanings:

     ACCOUNT - Any right to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance.

     ADVANCE(S) - Any monies advanced or credit extended to Borrowers by any Lender under the Credit Facility.

     AFFILIATE - As to any person, each other person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person in question.

     AGREEMENT - This Third Amended and Restated Senior Loan and Security Agreement, as it may hereafter be amended, supplemented or replaced from time to time.

     ASSIGNMENT AGREEMENT - Section 2.3(b).

     AUTHORIZED OFFICER - Any officer of any Borrower authorized by specific resolution of such Borrower to request Advances as set forth in the incumbency certificate referred to in Section 4.1(d) of this Agreement.

     BASE RATE - The greater of (i) that per annum rate designated or announced by Agent at its principal office from time to time as its prime rate of interest, which rate may not be the lowest rate then being charged to commercial borrowers by Agent, or (ii) the Federal Funds Rate plus one-half of one percent (.50%) per annum.

     BASE RATE LOAN - That portion of the Loans on which interest accrues at the Base Rate less the corresponding per annum percentage based on the applicable Funded Debt to Tangible Net Worth ratio as set forth in Section 2.4(a).

     BASE RATE OPTION - Section 2.4(a).

     BASIC LEASE TERM - The base term of a Direct Finance Lease after any applicable build up or delivery period.

     BOOKS AND RECORDS - All of Borrowers' original ledger cards, payment schedules, credit applications, Contract Rights, liens, security instruments, guarantees and other General Intangibles relating in any way to the Leases or Leased Property.

     BORROWING BASE - As it pertains to each Borrower severally, on any date of determination, an amount equal to (i) 90% of the Net Book Value of Eligible Leased Property of such Borrower plus (ii) the Unamortized Portion of the Direct Finance Leases of such Borrower.

     BUSINESS DAY - Any day that is not a Saturday or Sunday or day on which Agent or any Lender is required or permitted to close, and solely with respect to LIBOR Rate Loans requested by Borrowers, shall mean any day which is otherwise a Business Day on which the Agent is able to determine the LIBOR Rate for such requested LIBOR Rate Loan.

     CASH FLOW AVAILABLE FOR DEBT AND CAPITAL LEASE OBLIGATIONS DUE WITHIN ONE YEAR - The sum of the most recent prior four fiscal quarters for which Financial Statements are available of (i) Net Earnings plus (ii) currently deferred taxes plus (iii) depreciation plus (iv) collections on Direct Finance Leases (less income recognized on Direct Finance Leases), all per the Financial Statements.

     CHATTEL PAPER - A writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific goods but a charter or other contract involving the use or hire of a vessel is not chattel paper. When a transaction is evidenced both by such a security agreement or a lease and by an instrument or a series of instruments, the group of writings taken together constitutes chattel paper.

     CLOSING - Section 4.6.

     CLOSING DATE - Section 4.6.

     COLLATERAL - With respect to each Borrower, all now or hereafter existing Leases and Leased Property, Books and Records and all cash and noncash proceeds, thereof, including insurance proceeds, of such Borrower.

     CONSOLIDATED SUBSIDIARIES - All Subsidiaries of Interpool which are consolidated under GAAP. At December 31, 1993, they are as listed on Schedule C.

     CONTRACT RIGHTS - All rights under contracts not yet earned by performance.

     CREDIT FACILITY - Section 2.1(a).

     CREDIT FACILITY MATURITY DATE - The later of (i) May 31, 1999 or (iv) the last day of the then Current Term.

     CURRENT TERM - The Initial Term during the period of the Initial Term, and any renewal or extended term during the term thereof, if Lenders elect, in their sole discretion to renew or extend the Credit Facility.

     DEBT AND CAPITAL LEASE OBLIGATIONS DUE WITHIN ONE YEAR - For purposes of
Section 2.3(a)(i)(C), the principal amount of Borrower's indebtedness and capitalized leases (including 20% of outstanding principal under the Credit Facility) due within the upcoming four fiscal quarters as appearing in the most recent available quarterly Financial Statements less balances of cash and marketable securities in excess of $5,000,000 as appearing in the most recent available quarterly Financial Statements.

     DIRECT FINANCE LEASE - Any Lease which is included as a "direct finance lease" in the Financial Statements other than a Direct Finance Lease which is subject to a Lien other than a Permitted Lien or the Lien of Lenders and/or Agent.

     DISTRIBUTION -

     (1) Dividends or other distributions on capital stock of any Borrower; and

     (2) The redemption, repurchase or acquisition of such stock or of warrants, rights or other options to purchase such stock.

     DOCUMENT - A document of title as defined in the general definitions of
Section 1-201 of the Uniform Commercial Code and a receipt of the kind described in Section 7-201(b) of the Uniform Commercial Code (relating to who may issue warehouse receipts; storage under government bond).

     EARNINGS AVAILABLE FOR FIXED CHARGES - The sum of Fixed Charges plus Net Earnings before income taxes plus interest expense relating to "company-obligated mandatorily redeemable, preferred securities in grantor trusts," as shown in the Financial Statements.

     ELIGIBLE LEASED PROPERTY - Any and all Leased Property, comprised of intermodal dry cargo and specialized containers and intermodal container chassis and trailers (unless otherwise agreed to in writing by Agent and the SuperMajority Lenders) in the possession of a Lessee or located at depots utilized by a Lessee and/or any Borrower other than Leased Property (i) which is leased under a Direct Finance Lease, (ii) which is subject to Lien other than a Permitted Lien or Lien of Lenders and/or Agent, or (iii) which is lost, stolen or destroyed. Eligible Leased Property does not include raw materials, work-in-process, packaging materials, supplies and other similar items.

     EQUIPMENT - All goods used or bought for use primarily in business or if the goods are not included in the definition of Inventory, farm products or consumer goods.

     ERISA - The Employee Retirement Income Security Act of 1974, as the same may be amended, from time to time.

     EVENT OF DEFAULT - Section 8.1.

     EXPENSES - Section 10.5.

     FEDERAL FUNDS RATE - For any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/1000 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; PROVIDED, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Rate" for such day shall be the Federal Funds Rate for the last day of which such rate was announced.

     FINANCIAL STATEMENTS - The consolidated financial statements of Interpool and its Consolidated Subsidiaries prepared in accordance with GAAP.

     FIXED CHARGES - The sum of interest expense (excluding interest expense with respect to "company-obligated mandatorily redeemable, preferred securities in grantor trusts," as shown in the Financial Statements) plus obligations as lessees for lease rentals on Long Term Leases, for Interpool and its Consolidated Subsidiaries.

     FIXED CHARGE COVERAGE RATIO - Section 6.10.

     FIXED RATE OPTION - Section 2.4(c).

     FUNDED DEBT - All indebtedness for borrowed money with recourse to Interpool and its Consolidated Subsidiaries, or any of them, including purchase money mortgages, capitalized leases, conditional sales contracts and similar title retention debt instruments (excluding any current maturities of such indebtedness) which by its term matures more than one year from the date of any calculation thereof and/or which is renewable or extendable under any revolving credit or similar agreement, which shall include 80% of the aggregate outstanding amount of all Loans under the Credit Facility. The calculation of Funded Debt shall include all Funded Debt of Interpool and its Consolidated Subsidiaries which appears in the Financial Statements, plus any liabilities which would otherwise be classified as Funded Debt of any other Person (if such Person was a Consolidated Subsidiary), which has been guaranteed by Interpool and its Consolidated Subsidiaries or any of them, either jointly or severally. Funded Debt shall exclude Nonrecourse Debt.

     FUNDED DEBT TO TANGIBLE NET WORTH RATIO - At any time means the ratio of
(i) Funded Debt to (ii) Tangible Net Worth.

     GAAP - Generally accepted accounting principles as in effect on the Closing Date, as may be amended from time to time.

     GENERAL INTANGIBLES - Any personal property, including "things in action" other than goods, Accounts, Chattel Paper, Documents, Instruments and money and shall include without limitation books, records, ledgers, journals, check books, print outs, blue prints, designs, computer programs, computer tapes, punch cards, formulae, drawings, customer lists, choses in action, claims, goodwill, designs and plans, licenses, license agreements, tax and all other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, patents, patent application, trademarks, trade names, trade styles, trademark applications and copyrights.

     GOOD BUSINESS DAY - Any Business Day when banks in Philadelphia, Pennsylvania and London, England are open for business.

     HAZARDOUS SUBSTANCE - Section 5.15.

     INITIAL ADVANCE AMOUNT - For each Direct Finance Lease, the amount equal to 95% of the net present value of all remaining Lease payments (but not to exceed the original amount capitalized in the Financial Statements) corresponding to delivered Leased Property under such Direct Finance Lease, at the time such Direct Finance Lease or a portion thereof becomes a part of the Borrowing Base where such Lease payments are present valued at the then existing Base Rate. The Initial Advance Amount for any Direct Finance Lease, or a portion thereof, will not change from time to time with future changes in the Base Rate.

     INITIAL TERM - Section 2.1(d).

     INSTRUMENT - A negotiable instrument (as defined in Section 3-104 of the Uniform Commercial Code), or a certificated security (as defined in Section 8-102 of the Uniform Commercial Code) or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in ordinary course of business transferred by delivery with any necessary endorsement or assignment.

     INVENTORY - Goods held by a Person who holds them for sale or lease or to be furnished under contracts of service or if such Person has so furnished them, or if they are raw materials, work in process or materials used or consumed in a business. Inventory of a Person is not to be classified as Equipment. For purposes of this definition, Inventory shall also include all additions, improvements, accessions, attachments, upgrades, replacements and substitutions thereto or therefor.

     IRS - Section 6.7.

     LEASE - All of Borrowers' Accounts, Documents, General Intangibles, Instruments and Chattel Paper arising in connection with each and every equipment lease and/or schedule to a master lease agreement (including Direct Finance Leases), assigned to Agent and/or Lenders or now or hereafter designated on any schedule as being assigned to Agent and/or Lenders. The term "Lease" is limited to the extent that such lease relates to Leased Property in which Agent and/or Lenders are granted a security interest in connection with or in relation to this Agreement and includes to that extent, (i) all payments to be made thereunder, (ii) all rights of Borrowers therein, and (iii) any and all amendments, renewals, extensions or guarantees thereof.

     LEASED PROPERTY - Any property leased or to be leased by a Borrower, as lessor, which is referenced in an Assignment Agreement pursuant to which Agent and/or Lenders are granted a security interest in such property; the term "Leased Property" includes all of Borrowers' Inventory or Equipment referenced in any Assignment Agreement, including without limitation intermodal cargo containers and intermodal container chassis and trailers and such other types of Inventory or Equipment as the SuperMajority Lenders may approve, in their sole discretion, so leased and any and all additions, improvements, accessions, attachments, upgrades, replacements and substitutions thereto and therefor.

     LESSEE - The lessee(s) or obligor(s) responsible for payment and/or performance under a Lease.

     LIBOR BASED RATE - The LIBOR Rate plus the corresponding per annum percentage based on the following applicable Funded Debt to Tangible Net Worth ratio:

             FUNDED DEBT TO TANGIBLE NET
                     WORTH RATIO                    PER ANNUM PERCENTAGE

             Less than 1.75:1                              .45%
             1.75:1 to 2.65:1                              .50%
             Greater than 2.65:1 to 3.00:1                 .65%
             Greater than 3.00:1 to 3.50:1                 .80%
             Greater than 3.50:1                           1.00%

     The applicable per annum percentage adjustment shall change quarterly, based on the results of Borrowers' most current quarterly Financial Statements, on the first day of the next fiscal quarter following delivery to Agent of such Financial Statements. Notwithstanding anything to the contrary contained herein, the applicable per annum percentage shall not be less than .50% prior to May 31, 1998.

     LIBOR BASED RATE LOAN - That portion of the Revolving Credit or any Term Loan on which interest accrues at the LIBOR Based Rate or the Term LIBOR Rate, respectively.

     LIBOR INTEREST PERIOD - Section 2.4(b)(ii).

     LIBOR RATE - An annual rate of interest (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by CoreStates as being the rate quoted to the principal London Branch of CoreStates Bank, N.A. at approximately 11:00 a.m. London time for the offering by leading banks in the London interbank market of U.S. Dollar deposits in immediately available funds for the LIBOR Interest Period elected by Borrowers, in effect two Business Days prior to the funding date for a requested LIBOR Based Rate Loan (including those requested in connection with the conversion of a Loan(s) subject to the Base Rate Option or Term Base Rate Option to a LIBOR Based Rate Loan in accordance herewith), or for a LIBOR Based Rate Loan which Borrowers have elected to continue as a LIBOR Based Rate Loan beyond the expiration of the then current LIBOR Interest Period with respect thereto, for deposits of dollars in amounts equal (as nearly as may be estimated) to the amount of the LIBOR Based Rate Loan which shall then be loaned by Lenders to Borrowers as of the time of such determination, as such rate may be adjusted by the reserve percentage applicable during the LIBOR Interest Period in effect (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such LIBOR Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation, any emergency, supplemental or other marginal reserve requirement) for CoreStates with respect to liabilities or assets consisting of or including "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, having a term equal to such LIBOR Interest Period but without the benefit of credit proration, exemptions, or offsets that might otherwise be available from time to time under Regulation D ("Eurocurrency Reserve Requirement"). Such adjustment shall be effectuated by calculating, and the LIBOR Rate shall be equal to, the quotient of (i) the rate determined by CoreStates divided by (ii) one minus the Eurocurrency Reserve Requirement plus
(iii) the Assessment Rate if applicable. The "Assessment Rate" for purposes of this definition means the average rate at which premiums for deposit insurance are then charged by the Federal Deposit Insurance Corporation (or any successor) to CoreStates for time deposits at foreign branches.

     LIEN - Any interest of any kind or nature in property securing an obligation owed to, or a claim of any kind or nature in property by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, regulation or contract, and including, but not limited to, a security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt, a lease, consignment or bailment for security purposes, a trust, or an assignment.

     LOANS - Collectively, all Revolving Credit Loans and Term Loans.

     LOAN DOCUMENTS - This Agreement, the Revolving Credit Notes, the Term Notes and all agreements, instruments and documents executed and/or delivered from time to time in connection therewith, as amended or replaced from time to time.

     LONG TERM LEASES - Non-capitalized leases where Interpool or any of its Consolidated Subsidiaries are the lessee, with an initial term in excess of three (3) years, excluding leases of office equipment and transportation vehicles used in the ordinary course of business.

     MAJORITY LENDERS - At any time, Lenders holding Pro Rata Percentages aggregating at least fifty-one (51%) percent of the total Credit Facility at such time.

     MAXIMUM CREDIT LIMIT - The sum of the Pro Rata Shares not to exceed $200,000,000 in the aggregate.

     NET BOOK VALUE - For each item of Leased Property as shown in Borrowers' Financial Statements, the cost of such Leased Property less Permitted Depreciation.

     NET EARNINGS - The consolidated Net Income before extraordinary items for any period, determined in conformity with GAAP, as appearing in the Financial Statements.

     NET INCOME - The consolidated net income after taxes as such would appear in the Financial Statements, prepared in accordance with GAAP.

     NONRECOURSE DEBT - Shall have the meaning as used in accordance with GAAP.

     OBLIGATIONS - All existing and future liabilities and obligations of every kind or nature at any time owing by a Borrower to Lenders or any of them, and/or to Agent if incurred hereunder, whether joint or several, related or unrelated, primary or secondary, matured or contingent, due or to become due, and whether principal, interest, fees or Expenses, including, without limitation, obligations in respect of the Credit Facility and any extensions, modifications, substitutions, increases and renewals thereof, and the payment of all reasonable amounts advanced by Agent (or any Lender after the occurrence of an Event of Default) to preserve, protect and enforce rights hereunder and in the Collateral and all Expenses incurred by Agent in connection therewith.

     OVERADVANCES - Amount by which the outstanding Loans at any time exceed the Borrowing Base.

     PBGC - Section 6.7.

     PENNSYLVANIA UNIFORM COMMERCIAL CODE OR UCC - The Uniform Commercial Code as enacted in Pennsylvania as the same shall be amended from time to time.

     PERMITTED DEPRECIATION - Depreciation for specific items of Leased Property over the specified period resulting in the specified residual value:

        CATEGORY                    PERIOD                RESIDUAL
     1.  Cargo Containers           15 yrs.                15%
     2.  Chassis, either         a. 20 yrs.           not to exceed
                                    or                $1,200.00
                                 b. 15 yrs.           not to exceed
                                                       $2,600.00

          The Permitted Depreciation for other items of Leased Property shall be as used by Borrowers in their Financial Statements.

     PERMITTED LIENS - Section 7.2.

     PERSON - An individual, partnership, corporation, trust, unincorporated association or organization, joint venture or any other entity.

     PRO RATA PERCENTAGE - Section 2.1(a)(v).

     PRO RATA SHARE - Section 2.1(a)(v).

     PROPERTY - Any interest of any Borrower in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     PROSPECTUS - The Prospectus for Interpool dated December 8, 1993, a complete and accurate copy of which was delivered to Agent prior to Closing.

     REGULATION D - Regulation D of the Board of Governors of the Federal Reserve System, comprising Part 204 of Title 12, Code of Federal Regulations, as amended, and any successor thereto.

     REVOLVING CREDIT LOANS - Section 2.1(a).

     REVOLVING CREDIT NOTES - Section 2.1(b).

     SUBFACILITY(IES) - The portion of the Credit Facility utilized by a Borrower.

     SUBORDINATED DEBT - Any indebtedness that is subordinated to the Obligations referenced herein in form and substance satisfactory to the Agent and the Lenders.

     SUBSIDIARY - Any corporation more than fifty percent (50%) of whose voting stock is legally and beneficially owned by a Borrower or owned by a corporation more than fifty percent (50%) of whose voting stock is legally and beneficially owned by a Borrower.

     SUPERMAJORITY LENDERS - At any time, Lenders holding Pro Rata Percentages aggregating at least sixty-six and two-thirds (66-2/3%) percent of the total amount outstanding under the Credit Facility at such time; provided however, that if there is no outstanding amount under the Credit Facility, the SuperMajority Lenders shall be determined by those Lenders holding sixty-six and two-thirds (66-2/3%) percent of the Maximum Credit Limit.

     SURETY - Interpool, with respect to Trac Lease, Limited and Interpool Finance; Limited with respect to Interpool Finance; and Interpool Finance with respect to Limited.

     SURETY AGREEMENT(S) - Those certain Amended and Restated Surety Agreements from Interpool to Agent, for the benefit of Lenders and those certain Amended and Restated Surety Agreements from Limited and Interpool Finance to Agent for the benefit of Lenders, as described in Section 3.5 hereof.

     TANGIBLE NET WORTH - At any time means the amount of stockholders equity of Interpool and its Consolidated Subsidiaries as appearing in the Financial Statements but adjusted to exclude trademarks, goodwill, covenants not to compete and all other intangible assets as that term is defined under GAAP, provided that Tangible Net Worth shall include, without duplication, "Company-obligated mandatorily redeemable, preferred securities in grantor trusts," as shown on the Financial Statements.

     TERM BASE RATE OPTION - Section 2.4(a).

     TERM LIBOR OPTION - Section 2.4(b).

     TERM LIBOR RATE - The applicable LIBOR Based Rate plus 15 basis points.

     TERM LOAN - Section 2.1(a).

     TERM NOTES - Section 2.1(c).

     UNAMORTIZED PORTION - An amount equal to 95% of the net present value of the scheduled remaining Lease payments (without including any payments scheduled to be paid prior to the date of calculation) of a Direct Finance Lease as of the date such calculation is made, where such Lease payments are present valued at the Base Rate in effect at the time of the Initial Advance Amount calculation.

     UNMATURED EVENT OF DEFAULT - An event or condition which with the passage of time, the giving of notice, or both would become an Event of Default.

     1.2 ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, to the extent applicable, except as otherwise expressly provided in this Agreement.

SECTION 2. THE LOANS

     2.1 CREDIT FACILITY - DESCRIPTION.

     (a) (i) Subject to the terms and conditions of this Agreement, each Lender hereby establishes for the several benefit of Borrowers a credit facility (collectively referred to herein as "Credit Facility") which shall include Advances extended by Lenders to or for the benefit of a Borrower from time to time hereunder in the form of revolving credit loans ("Revolving Credit Loans") or term loans ("Term Loans").

     (ii) The Credit Facility is subdivided into four Subfacilities. Subject to the terms and conditions of this Agreement, Loans may be requested by a Borrower so long as the aggregate amount outstanding under all of the Subfacilities does not exceed the Maximum Credit Limit. Notwithstanding the foregoing, the aggregate outstanding amount of all Loans (w) to Limited shall not exceed the aggregate availability under Limited's, Interpool's and Interpool Finance's Borrowing Bases, (x) to Trac Lease shall not exceed the aggregate availability under Trac Lease's Borrowing Base plus any remaining availability under Interpool's Borrowing Base which has not been allocated toward the calculation of Limited's or Interpool Finance's availability, (y) to Interpool Finance shall not exceed the aggregate availability under Interpool Finance's Borrowing Base, plus any remaining availability under Limited's Borrowing Base which has not been allocated toward the calculation of Limited's availability, plus any remaining availability under Interpool's Borrowing Base which has not been allocated toward the calculation of Limited's or Trac Lease's availability, and
(z) to Interpool shall not exceed Interpool's Borrowing Base reduced by any portion of Interpool's Borrowing Base allocated to Limited's, Trac Lease's or Interpool Finance's Borrowing Base requirements; provided at no time may the aggregate outstanding amount of all Loans under the Subfacilities exceed the Maximum Credit Limit.

     (iii) Subject to the limitations set forth herein, the outstanding balance of all Revolving Credit Loans made to each Borrower may fluctuate from time to time, to be reduced by repayments made by such Borrower, to be increased by future Revolving Credit Loans which may be made by Lenders to such Borrower. If the aggregate outstanding amount of all Loans to any Borrower at any time exceeds the Borrowing Bases as described in (ii) above relating to such Borrower, such Borrower shall immediately repay such excess in full.

     (iv) Subject to the terms and conditions of this Agreement, and provided that no Event of Default has occurred (which has not been expressly waived or excused) or Unmatured Event of Default has occurred and is continuing, hereunder, each Borrower shall have the option to have any Advance under the Credit Facility initially be a Revolving Credit Loan or a Term Loan and each Borrower may at any time convert a Revolving Credit Loan to a Term Loan. In no event shall the initial principal amount of any Term Loan be less than $2,000,000.

     (v) Subject to the terms and conditions of this Agreement, each Lender agrees to lend to each Borrower an amount equal to such Lender's respective percentage (as to each Lender, the percentage of the Credit Facility set forth opposite its name on Schedule "A" attached hereto and made a part hereof and referred to as its "Pro Rata Percentage") of the Advance requested by such Borrower. The outstanding Loans of each Lender shall not exceed in the aggregate the respective amounts ("Pro Rata Shares") set forth opposite its name on Schedule "A".

     (b) At Closing, Borrowers shall execute and deliver (or shall have previously executed and delivered) their promissory notes to each Lender for the total principal amount of such Lender's Pro Rata Percentage of the Maximum Credit Limit (collectively as may be amended, modified or replaced from time to time, the "Revolving Credit Notes"). The Revolving Credit Notes shall evidence each Borrower's unconditional several obligation to repay such Lender for all Revolving Credit Loans made by such Lender to such Borrower under the Credit Facility, with interest as herein and therein provided. Each and every Revolving Credit Loan under the Credit Facility made to a particular Borrower shall be deemed evidenced by the Revolving Credit Notes issued by such Borrower, all of which are deemed incorporated herein by reference and made a part hereof. All Revolving Credit Notes shall be substantially in the form set forth in Exhibit "2.1(b)" attached hereto and made a part hereof.

     (c) In the event a Borrower requests any Advance to initially be a Term Loan, or at any time a Revolving Credit Loan is converted to a Term Loan, such Borrower shall execute and deliver its promissory note to each Lender for the total principal amount of such Lender's Pro Rata Percentage of such Term Loan (collectively as may be amended, modified or replaced from time to time, the "Term Notes"). The Term Notes shall evidence each Borrower's unconditional, several obligation to repay such Lender for the Term Loans made to such Borrower under the Credit Facility, with interest as herein and therein provided. Each and every Term Loan under the Credit Facility shall be evidenced by a separate Term Note, all of which shall be deemed incorporated herein by reference and made a part hereof. All Term Notes shall be substantially in the form set forth in Exhibit "2.1(c)" attached hereto and made a part hereof. Each Term Loan, together with accrued interest, shall be repaid in monthly installments as set by Agent at the time a Borrower elects an Advance to initially be a Term Loan or at the time such Borrower elects to convert a Revolving Credit Loan to a Term Loan. No Term Loan shall have a maturity date beyond five years after the then current Credit Facility Maturity Date.

     (d) The term ("Initial Term") of the Credit Facility shall expire on May 31, 1999. The Credit Facility may, nonetheless, be renewed annually commencing on May 31, 1998 in Lenders' sole discretion, for additional one year periods such that the then Current Term shall be extended to a date two years from the date of such renewal. Borrowers request for such renewal must be made at least 60 days prior to May 31 of each calendar year. Upon such request, Agent shall notify Borrowers of Lenders' decision no later than such anniversary date. In any event, if on the Credit Facility Maturity Date, no Event of Default has occurred and is continuing (which has not been expressly waived or excused), the lesser of (i) 90% of the Maximum Credit Limit less the aggregate outstanding amount of all Term Loans made to Borrowers and (ii) the aggregate outstanding amount of all Revolving Credit Loans made to Borrowers, shall automatically be converted to Term Loans in such amounts allocated to each Borrower on a pro rata basis based on such Borrower's respective outstanding Obligations under the Maximum Credit Limit. In the event of such conversion, the Term Loans shall be repayable in 60 equal consecutive monthly installments with interest as set forth in Section 2.4(c) below, otherwise all of each Borrower's Obligations, unless having been sooner demanded by Agent, shall be due and payable on the Credit Facility Maturity Date without demand. After the Credit Facility Maturity Date no further Advances shall be available from Lenders.

     (e) Each Borrower shall deliver, within thirty (30) days after each fiscal quarter end, and with each borrowing request in accordance with Section 2.3(a), unless Agent or the SuperMajority Lenders request more frequent delivery, Borrowing Base Certificates in the form of Exhibit 2.1(e) attached hereto and made a part hereof, executed by an Authorized Officer of each respective Borrower, evidencing the availability under the respective Borrowing Bases. The delivery of such Borrowing Base Certificates shall, upon request of Agent or SuperMajority Lenders, also include supporting schedules for use in determining the Borrowing Bases.

     2.2 ADVANCES, CONVERSIONS, RENEWALS AND PAYMENTS.

     (a) Except to the extent otherwise set forth in this Agreement, all payments of principal and of interest on the Credit Facility, the Commitment Fee, the Expenses, the Agent's Fee, and all other charges and any other Obligations of Borrowers hereunder, shall be made to Agent at its main Philadelphia banking office CoreStates Bank, N.A., 1339 Chestnut Street, Philadelphia, Pennsylvania, in United States dollars, in immediately available funds. Agent, on behalf of all Lenders, upon five (5) days prior notice to Borrowers shall have the unconditional right and discretion to make an Advance under the Credit Facility in the form of a Revolving Credit Loan to pay, and/or to charge any Borrower's operating account with any such respective institution for, all of such Borrower's Obligations as they become due from time to time under this Agreement including without limitation, interest, principal, fees and reimbursement of Expenses; provided however that so long as no Event of Default has occurred which has not been expressly waived or excused, such Borrower's prior approval shall be required before Agent may charge such Borrower's operating account.

     (b) (i) Advances which may be made by Lenders from time to time under the Credit Facility shall be made available by crediting such proceeds to a designated Borrower's operating account with Agent.

     (ii) All Advances requested by Borrowers must be requested by 11:00 A.M. Philadelphia time, three Good Business Days prior to the date of such requested Advance. All requests or confirmation of requests for an Advance are to be in writing and may be sent by telecopy or facsimile transmission provided that Agent shall have the right to require that receipt of such request not be effective unless confirmed via telephone with Agent. If the Advance requested is to be a LIBOR Based Rate Loan, Agent shall notify such Borrower of the applicable LIBOR Based Rate via telephone or telecopy two Good Business Days prior to the requested Advance date.

     (iii) A. Upon receiving a request for an Advance in accordance with subparagraph (ii) above, as soon as reasonably practical thereafter, Agent shall notify all Lenders of the request. Each Lender shall advance its applicable Pro Rata Percentage of the requested Advance to Agent by remitting federal funds immediately available, to Agent pursuant to Agent's instructions prior to 1:00 P.M. Eastern Time on the scheduled date of the Advance. Subject to satisfaction of the terms and conditions hereof, Agent shall make the requested Advance available to the requesting Borrower by crediting such amount to the designated Borrower's operating account with Agent as soon as is reasonably practical thereafter on the day the requested Advance is to be made. In lieu of the foregoing, Agent may, in its sole and absolute discretion, fund the Pro Rata Percentage of such Advance on behalf of any one or more Lenders (unconditionally and absolutely obliging such affected Lender to reimburse Agent in full without deduction or setoffs for its portion of such Advance) with a settlement of the Pro Rata Percentages of such Advances of each Lender on the following Business Day under such procedures as Agent may establish.

     B. Neither Agent nor any other Lender shall be obligated, for any reason whatsoever, to advance the share of any other Lender. If such corresponding amount is not made available to Agent by such Lender on the date the Advance is made and Agent elects (at its discretion, without any obligation to do so) to make such Lender's Pro Rata Percentage of the Advance, Agent shall be entitled to recover such amount on demand from such Lender together with interest at the per annum rate equal to the federal funds rate in respect of the first two days and at the Base Rate in respect to each day thereafter during the period commencing 2:00 P.M. Eastern Time on the date of such Advance and ending on (but excluding) the date Agent recovers such amount. Agent shall also be entitled to recover any and all losses and damages (including without limitation, attorneys' fees) from any Lender failing to so advance upon demand of Agent. Agent may set off the obligations of a Lender under this paragraph against any distributions or payments of the Obligations which Agent would otherwise make available to such Lender. To the extent any Lender fails to provide or delays providing its respective Pro Rata Percentage of any requested Advance, such Lender's Pro Rata Percentage of all payments of the Obligations (but not its Pro Rata Percentage of Advances required to be funded by such Lender) shall decrease to reflect the actual percentage which its actual outstanding Advances bears to the total outstanding Advances of all Lenders.

     2.3 PRECONDITIONS TO ADVANCES AND ASSIGNMENT OF LEASES AND LEASED PROPERTY.

     (a) Before Lenders will make any Advance:

     (i) The Borrower requesting the Advance will deliver to Agent the following (dated and signed) in substance satisfactory to Agent:

     A. A borrowing request in the form attached hereto as Exhibit 2.3(a)(i)(A) setting forth the requested date of the Advance (but no sooner than 3 Good Business Days after Agent receives the request), the requested advance amount, whether the Advance will be a Revolving Credit Loan or a Term Loan, a Borrowing Base Certificate if, after giving effect to the Advance, the aggregate outstanding amount of all Loans increases, in the form attached hereto as Exhibit "2.1(e)" setting forth the available Borrowing Base(s) securing the Subfacility, any information required by this Agreement and such other information as Agent shall reasonably request. A borrowing request may be made orally, provided that Borrower confirms the request in writing within two (2) days thereafter, provided further however, that Lenders need not make any Advances until Agent receives actual written confirmation and a Borrowing Base Certificate. If any Borrower fails to provide a borrowing request corresponding to the renewal of a LIBOR Based Rate Loan, such LIBOR Based Rate Loan shall be converted to a loan subject to the Base Rate Option in accordance with Section 2.4(b)(ii) below,

     B. If the Advance is to be a Term Loan, such Borrower shall deliver to Agent a Term Note for each Lender in the principal amount equal to such Lender's Pro Rata Percentage of the requested Term Loan,

     C. If after giving effect to the Advance, the aggregate outstanding amount of all Loans increases:

     (1) A certificate in the form attached hereto as Exhibit 2.3(a)(i)(C)(1), from an Authorized Officer evidencing that as of the date of the most recent available monthly report, the fleet utilization rates of all of the containers and all of the chassis of Interpool and its Consolidated subsidiaries, exceeds 70%,

     (2) A certificate in the form attached hereto as Exhibit 2.3(a)(i)(C)(2), from an Authorized Officer certifying that as of the last day of the most recent fiscal quarter for which Financial Statements are available, Interpool and its Consolidated Subsidiaries had, on a consolidated basis, and to the best of its knowledge then have, a ratio of Cash Flow Available For Debt and Capital Lease Obligations Due Within One Year to Debt and Capital Lease Obligations Due Within One Year of not less than 1.1 to 1, and

     (3) Borrowers shall affirm each of the representations and warranties set forth in Section 6.8 hereof.

     D. Such other instruments, agreements and documents in form and substance satisfactory to Agent, as Agent reasonably requests to carry out the intent of the parties to this Agreement.

     (ii) No Event of Default shall have occurred which has not been expressly waived or excused and, if after giving effect to the Advance, the aggregate outstanding amount of Loans increases, no Unmatured Event of Default shall have occurred and be continuing.

     (b) In order to increase a Borrowing Base, the respective Borrower shall deliver to Agent for the benefit of Lenders the following items:

     (i) A description of the collateral package, which shall include, a description of the Leased Property, and if the Lease is a Direct Finance Lease, the Basic Lease Term, identification of the Lessee and the Initial Advance Amount, and such other information which Agent or Lenders shall reasonably request,

     (ii) An Assignment Agreement signed by Borrower (or if Trac Lease, Limited or Interpool Finance is the prospective Borrower, Interpool may execute and deliver such Assignment Agreement) assigning the Leases (relating to the Leased Property), to Agent for the benefit of Lenders and granting Agent for the benefit of Lenders a security interest in such Leased Property, in the form attached hereto as Exhibit "2.3(b)" ("Assignment Agreement"),

     (iii) Invoices, if available, showing the true cost of the Leased Property which may include inspection, positioning and delivery costs, but in no event shall such amount exceed the capitalized cost of such Leased Property as determined per GAAP,

     (iv) If requested by Agent, additional Uniform Commercial Code ("UCC") financing statements and/or documentation appropriate for filing with any applicable other governmental authority, covering, inter alia, the Leased Property and the Leases listing Agent for the benefit of Lenders, as secured party and the appropriate Borrower as debtor, to be filed in locations reasonably required by Agent,

     (v) Copies of all UCC-1 financing statements or other filings made with governmental authorities filed by Borrowers against Lessee(s) and/or Leased Property and any acknowledgment copies or recording information such Borrower may have received back from the recording offices,

     (vi) For each item of Leased Property, ownership of which is evidenced by a certificate of title, such certificate of title, with Agent, for the benefit of Lenders, named as the first lienholder thereon or all necessary documentation including proper applications, to have a certificate of title issued with Agent, on behalf of Lenders, named as the first lienholder, and

     (vii) With respect to Collateral pledged to increase Interpool Finance's Borrowing Base, evidence that the corresponding Assignment Agreement has been recorded in Bills of Sale registry with the Public Records Office for the Cayman Islands and Interpool Finance's internal registry of charges.

     2.4 CREDIT FACILITY INTEREST.

     (a) BASE RATE OPTION - The unpaid principal balance of any Term Loan, unless subject to the Term LIBOR Option or the Fixed Rate Option, shall bear interest, subject to the terms hereof at the per annum rate equal to the Base Rate ("Term Base Rate Option"). The unpaid principal balance of Revolving Credit Loans, unless subject to the LIBOR Rate Option, shall bear interest, subject to the terms hereof, at the per annum rate equal to the Base Rate less the corresponding per annum percentage adjustment based on the applicable Funded Debt to Tangible Net Worth Ratio ("Base Rate Option"):

     FUNDED DEBT TO TANGIBLE NET
            WORTH RATIO                       PER ANNUM PERCENTAGE ADJUSTMENT
     Less than 1.75:1                                   1.30%
     Greater than 1.75:1 to 2.65:1                      1.30%
     Greater than 2.65:1 to 3.00:1                      1.15%
     Greater than 3.00:1 to 3.50:1                      1.00%
     Greater than 3.50:1                                 .80%

Changes in the Base Rate shall become effective on the same day a change in the Base Rate occurs. Interest on Base Rate Loans shall be due and payable in arrears on the second day of each calendar month commencing the first full month following the Closing Date. The applicable per annum percentage adjustment (above) shall change quarterly, based on the results of the most current quarterly Financial Statements, on the first day of the next fiscal quarter following delivery to Agent of such Financial Statements.

     (b) LIBOR RATE OPTION:

     (i) The unpaid principal balance of any Term Loan, unless subject to the Term Base Rate Option or the Fixed Rate Option may, at Borrower's option, bear interest at the Term LIBOR Rate ("Term LIBOR Option") and the unpaid principal balance of all or a portion of the Revolving Credit Loans may, at Borrower's option, bear interest at the LIBOR Based Rate ("LIBOR Rate Option") provided that in no event may (i) a LIBOR Based Rate Loan be less than $1,000,000 nor
(ii) each Lender's Pro Rata Share of such LIBOR Based Rate Loan be less than $500,000.

     (ii) LIBOR Based Rate Loans shall be selected for a period of either one
(1), two (2) or three (3) months' duration, as Borrowers may elect, during which the LIBOR Based Rate is applicable ("LIBOR Interest Period"); provided, however, that (a) if the LIBOR Interest Period would otherwise end on a day which shall not be a Good Business Day, such LIBOR Interest Period shall be extended to the next succeeding Good Business Day, unless such Good Business Day falls in another calendar month, in which case such LIBOR Interest Period shall end on the next preceding Good Business Day subject to clause (c) below; (b) interest shall accrue from and including the first day of each LIBOR Interest Period to, but excluding the day on which any LIBOR Interest Period expires; and (c) with respect to any LIBOR Interest Period which begins on the last Good Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period), the LIBOR Interest Period shall end on the last Good Business Day of a calendar month. All accrued and unpaid interest on a LIBOR Based Rate Loan must be repaid in full on the day the applicable LIBOR Interest Period expires. No LIBOR Interest Period with respect to Revolving Credit Loans may end after the Credit Facility Maturity Date. Subject to all of the terms and conditions applicable to a request that a new Advance be a LIBOR Based Rate Loan, Borrowers may extend LIBOR Based Rate Loans as of the last day of the applicable LIBOR Interest Period to a new LIBOR Based Rate Loan or may convert all or a portion of the Revolving Credit Loans or Term Loans subject to the Base Rate Option or Term Base Rate Option, as applicable, to a LIBOR Based Rate Loan. If the respective Borrower fails to notify the Agent of its desire to extend a LIBOR Based Rate Loan at least three Good Business Days prior to the last day of the then current LIBOR Interest Period of an outstanding LIBOR Based Rate Loan, then such outstanding LIBOR Based Rate Loan shall become a Revolving Credit Loan subject to the Base Rate Option or a Term Loan subject to the Term Base Rate Option, respectively, at the end of the current LIBOR Interest Period for such outstanding LIBOR Based Rate Loan and shall accrue interest in accordance with
Section 2.4(a) above until such Loan or a portion thereof, is converted to another LIBOR Based Rate Loan.

     (iii) The LIBOR Rate may be automatically adjusted by Agent on a prospective basis to take into account the additional or increased cost of maintaining any necessary reserves for Eurodollar deposits or increased costs due to changes in applicable law or regulation or the interpretation thereof occurring subsequent to the commencement of the then applicable LIBOR Interest Period, including but not limited to changes in tax laws and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding any such changes that have resulted in a payment pursuant to Section 2.10 hereof, that increase the cost to Lenders of funding the LIBOR Based Rate Loan. Agent shall promptly give the respective Borrower and each Lender notice of such a determination and adjustment, which determination shall be conclusive, absent manifest error, as to the correctness of the fact and the amount of such adjustment. Agent shall furnish to such Borrower a statement setting forth the basis for adjusting such LIBOR Based Rate and the method for determining the amount of such adjustment. In such event Borrower may prepay the LIBOR Based Rate Loan with respect to which such adjustment is made, subject to the requirements of Section 2.9 below.

     (iv) In the event that a Borrower shall have requested the LIBOR Rate Option in accordance with Section 2.4(b) and Agent shall have reasonably determined that Eurodollar deposits equal to the amount of the principal of the requested LIBOR Based Rate Loan and for the LIBOR Interest Period specified are unavailable, impractical or unlawful, or that the rate based on the LIBOR Rate will not adequately and fairly reflect the cost of the LIBOR Based Rate applicable to the specified LIBOR Interest Period of making or maintaining the principal amount of the requested LIBOR Based Rate Loan specified by such Borrower during the LIBOR Interest Period specified, or that by reason of circumstances affecting Eurodollar markets, adequate and reasonable means do not exist for ascertaining the rate based on the LIBOR Rate applicable to the specified LIBOR Interest Period, Agent shall promptly give notice of such determination to the Borrowers that the rate based on the LIBOR Rate is not available. A determination by Agent hereunder shall be prima facie evidence of the correctness of the fact and amount of such additional costs or unavailability. Upon such a determination, (i) the right of Borrowers to select, convert to, or maintain a LIBOR Based Rate Loan at the rate based on the LIBOR Rate shall be suspended until Agent shall have notified the Borrowers that such conditions shall have ceased to exist, and (ii) the Loans subject to the requested LIBOR Rate Option shall accrue interest in accordance with Section 2.4(a) above.

     (v) In the event that, as a result of any changes in applicable law or regulation or the interpretation thereof, it becomes unlawful for a Lender to maintain Eurodollar liabilities sufficient to fund any LIBOR Based Rate Loan subject to the LIBOR Based Rate, and then such Lender shall immediately notify Agent who shall immediately notify the other Lenders and Borrowers thereof, and such Lender's obligation to make, convert to, or maintain a LIBOR Based Rate Loan at the LIBOR Based Rate shall, without penalty to Borrowers, be suspended until such time as such Lender may again cause the LIBOR Base Rate to be applicable to its share of any LIBOR Based Rate Loans and such Lender's share of the Loans subject to the LIBOR Based Rate shall accrue interest in accordance with Section 2.4(a) above. Promptly after becoming aware that it is no longer unlawful for such Lender to maintain such Eurodollar liabilities, such Lender shall notify Agent who will notify Borrowers thereof and such suspension shall cease to exist. In the event it becomes unlawful for a Lender to maintain Eurodollar liabilities, Borrowers may seek to have such Lender replaced with a lender for whom maintenance of Eurodollar liabilities is not unlawful so long as such replacement lender is satisfactory to Agent and the SuperMajority Lenders (without giving effect to the potentially replaced Lender), in their sole and absolute discretion.

     (c) TERM LOAN RATES: The unpaid principal balance of each Term Loan shall, subject to the terms hereof, bear interest at either the Base Rate, the Term LIBOR Rate or at a fixed rate of interest quoted by Agent at the time such Term Loan is requested or a Borrower notifies Agent of its desire to convert a Revolving Credit Loan to a Term Loan ("Fixed Rate Option"). The fixed rate of interest quoted by the Agent will be a consensus bid formed in conjunction with all of the Lenders.

     2.5 ADDITIONAL INTEREST PROVISIONS.

     (a) CALCULATION OF INTEREST:

     (i) Interest on the Loans, except those subject to the LIBOR Rate Option, shall be based on a year of three hundred sixty five (365) days and charged for the actual number of days elapsed.

     (ii) Interest on Loans subject to the LIBOR Rate Option shall be based on a year of three hundred sixty (360) days comprised of twelve 30-day months and charged for the actual number of months elapsed. Any prepayment requiring calculation of interest for less than a one month period shall be prorated for the portion of the month elapsed.

     (b) LIMITATION ON LIBOR BASED RATE LOANS. Upon the occurrence and continuance of an Event of Default and following written notice from Agent to Borrower, Agent may in its sole discretion, or the Majority Lenders shall have the right to cause Agent to, eliminate the availability of LIBOR Based Rate Loans.

     (c) DEFAULT RATE: After the occurrence and during the continuance of an Event of Default hereunder, the per annum effective rate of interest on all Revolving Credit Loans and Term Loans outstanding under the Credit Facility, regardless of the rate option, shall be increased to a rate equal to two (2%) percentage points in excess of the applicable interest rate.

     (d) CONVERSION: Following the occurrence of an Event of Default, all LIBOR Based Rate Loans at the end of their applicable LIBOR Interest Period, shall convert to a Loan subject to either the Base Rate Option or the Term Base Rate Option, as applicable, which conversion is independent of Agent's rights under
Section 2.5(b) and 2.5(c).

     (e) CONTINUATION OF INTEREST CHARGES: All contractual rates of interest chargeable on outstanding Loans, regardless of the rate option, shall continue to accrue and be paid even after default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar.

     (f) APPLICABLE INTEREST LIMITATIONS: In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such court determines Lenders have charged or received interest hereunder in excess of the highest applicable rate, such rate shall automatically be reduced to the maximum rate permitted by such law, and Agent, on behalf of Lenders, shall in its sole discretion, apply and set off such excess interest received by Lenders against other Obligations which are then due, any additional amounts shall be refunded to Borrowers.

     2.6 FEES.

     (a) COMMITMENT FEE: So long as the Credit Facility is outstanding and has not been terminated, Interpool shall unconditionally pay to Agent, for the benefit of Lenders in accordance with their Pro Rata Percentages, a nonrefundable fee ("Commitment Fee") equal to the percentage of the average daily unused portion of the Credit Facility (measured as the difference between the Maximum Credit Limit and the outstanding principal balance of the Loans) based on the applicable Funded Debt to Tangible Net Worth Ratio, as determined by reference to the grid below. Such fee shall be computed and paid on a quarterly basis, in arrears, on the fifth day of each January, April, July and October for the previous quarter for which such computation is made by Agent, commencing with the execution of this Agreement. Such fee shall be calculated based on a year of three hundred sixty five (365) days and charged for the actual number of days elapsed.

     (b)

        FUNDED DEBT TO TANGIBLE
            NET WORTH RATIO                          PER ANNUM PERCENTAGE
        Less than 1.75:1                                   .125%
        1.75:1 to 2.65:1                                   .15%
        Greater than 2.65:1 to 3.00:1                      .175%
        Greater than 3.00:1                                .20%

     The applicable per annum percentage adjustment shall change quarterly, based on the results of Borrowers' most current quarterly Financial Statements, on the first day of the next fiscal quarter following delivery to Agent of such Financial Statements. Notwithstanding anything to the contrary contained herein, the applicable per annum percentage shall not be less than .15% prior to May 31, 1998.

     (c) AGENT'S FEE: So long as any of Borrowers' Obligations remain outstanding, Interpool shall unconditionally pay to Agent, for its sole benefit, a non-refundable fee ("Agent's Fee") as provided in the separate fee letter among Borrowers and Agent.

     2.7 PREPAYMENTS.

     (a) LIBOR BASED RATE LOANS: No portion of the LIBOR Based Rate Loans may be prepaid at any time except if the Borrowers first satisfy in full their obligations under Section 2.9 below arising from such prepayment.

     (b) BASE RATE LOANS: Revolving Credit Loans subject to the Base Rate Option may be prepaid at any time and from time to time in whole or in part without premium or penalty.

     (c) TERM LOANS: Term Loans subject to the Term Base Rate Option, may be prepaid in whole or part by giving Agent 5 Business Days prior written notice. Term Loans subject to the Fixed Rate Option, may be prepaid in whole or in part by giving Agent 5 Business Days prior written notice, and the payment of a prepayment fee as hereafter calculated. A Borrower's notice will irrevocably bind it to make prepayment on, with the prepayment fee (if any) and accrued interest to, the date stated in the notice ("Prepayment Date"). The prepayment fee (which must be paid if prepayment is voluntary or involuntary) is an amount equal to the excess, if any, of (a) the net present value of all scheduled remaining principal and interest payments on the prepaid portion of the Term Loan discounted at a rate equal to the then-existing yield to maturity of U.S. Treasury obligations with the maturity nearest to the scheduled maturity of the Term Loan plus 40 basis points, over (b) the principal amount to be prepaid. Borrowers agree that this fee payable to Lenders is a reasonable estimate of their damages and not a penalty.

     (d) PROCEEDS OF COLLATERAL: Following the occurrence of an Event of Default (which has not been expressly waived or excused) or the continuance of an Unmatured Event of Default, or if required by Section 2.7(e) below, Borrowers shall promptly upon the receipt of proceeds of any Collateral, pay all such proceeds to Agent for application against the outstanding amount of the respective Subfacilities under the Credit Facility. Such payments shall first be applied to such Borrower's outstanding balance of the Revolving Credit Loans subject to the Base Rate Option, then to the Revolving Credit Loans subject to the LIBOR Rate Option and then to the outstanding balance of such Term Loans as Agent in its sole discretion may decide, in the inverse order of such Term Loan's maturity.

     (e) MANDATORY PREPAYMENT: In the event the aggregate outstanding amount of all Loans to a Borrower at any time exceeds the lesser of the Maximum Credit Limit or the Borrowing Bases for such Borrower described in Section 2.1(a)(ii) above, such Borrower shall immediately either repay such excess in full or provide sufficient additional Collateral to increase the Borrowing Base (so long as the aggregate of all Loans to Borrowers does not exceed the Maximum Credit Limit). Such payments shall first be applied to such Borrower's outstanding balance of the Revolving Credit Loans subject to the Base Rate Option, then to the Revolving Credit Loans subject to the LIBOR Rate Option and then to the outstanding balance of such Term Loans as Agent in its sole discretion may decide, in the inverse order of such Term Loan's maturity.

     (f) REDUCTION OF MAXIMUM CREDIT LIMIT: Notwithstanding anything to the contrary contained herein, Borrowers shall have the right at any time, upon five
(5) Business Days' prior written notice to Agent, subject to the prepayment provisions contained in this Section 2.7, to permanently reduce the Maximum Credit Limit; provided however (i) that each such reduction shall be in an aggregate amount of $5,000,000 or an integral multiple thereof; (ii) that each Lender's Revolving Credit Pro Rata Share shall be reduced proportionately to the reduction of the Maximum Credit Limit; and (iii) that Borrowers may only make one such reduction during any consecutive twelve-month period.

     2.8 USE OF PROCEEDS. The extensions of credit under and proceeds of the Credit Facility shall be used to (i) provide working capital, (ii) to enable Borrowers to purchase or refinance Leased Property and (iii) for other general corporate purposes.

     2.9 INDEMNITY. Each Borrower shall indemnify, defend and hold harmless Agent and Lenders against any and all loss, liability, cost or expense which Agent and Lenders may sustain or incur as a consequence of (a) any failure of such Borrower to accept, convert or extend any LIBOR Based Rate Loan after notice thereof has been given to Agent or (b) any payment, prepayment or conversion of a LIBOR Based Rate Loan such Borrower made for any reason on a date other than the last day of the applicable LIBOR Interest Period. Such Borrower shall pay the full amount thereof to Agent on demand by Agent.

     2.10 CAPITAL ADEQUACY. If any present or future law, governmental rule, regulation, policy, guideline, directive or similar requirement imposes, modifies, or deems applicable any capital adequacy, capital maintenance or similar requirement which affects the manner in which any Lender allocates capital resources to its commitments (including any commitments hereunder), and as a result thereof, in the reasonable opinion of such Lender, the rate of return on such Lender's capital with regard to the Loans is reduced to a level below that which such Lender could have achieved but for such circumstances, then in such case and upon notice from Agent to Borrowers, from time to time, Borrowers shall pay such Lender such additional amount or amounts as shall compensate such Lender for such reduction in its rate of return. Such notice shall contain the statement of such Lender with regard to any such amount or amounts which shall, in the absence of manifest error, be binding upon Borrowers so long as such calculations have been reasonably prepared, are accurate and are available to Borrower upon request. Agent and/or Lenders shall provide prompt notice of such adjustment and allow Borrowers to prepay the Loans without penalty (but subject to Section 2.9 herein).

     2.11 RESTATED LOAN AGREEMENT AND CONFIRMATION OF EXISTING INDEBTEDNESS. Borrowers acknowledge and confirm that as of the close of business on December 19, 1997, they are indebted to Lenders, without defense, setoff or counterclaim under the Existing Loan Documents, in the aggregate principal amount of $90,000,000 ("Existing Indebtedness"). This Agreement amends and restates the Second Restated Loan Agreement and certain other agreements and documents heretofore evidencing or securing the Existing Indebtedness. The execution and delivery of this Agreement and the other Loan Documents however, does not evidence or represent a refinancing, repayment, accord and/or satisfaction or novation of the Existing Indebtedness. All of the Lenders' obligations to Borrowers with respect to Advances to be made concurrently herewith or after the date hereof are set forth in this Agreement. All liens and security interests previously granted to Agent for the benefit of Lenders, and/or to Lenders, pursuant to the Existing Loan Documents are acknowledged and reconfirmed, remain in full force and effect and are not intended to be released, replaced or impaired.

SECTION 3. COLLATERAL

     3.1 DESCRIPTION. Subject to Sections 3.8 and 3.9 below, as security for the payment of the respective Obligations, and satisfaction by each of the Borrowers of all covenants and undertakings contained in this Agreement and the other Loan Documents made by each Borrower, each Borrower hereby confirms its prior grant of, and assigns and grants to Agent, on behalf of Lenders, a continuing first lien on and security interest in, upon and to its Collateral. No Collateral of Trac Lease, Interpool Finance or Limited shall secure the Obligations of Interpool and no Collateral of either Trac Lease or Limited shall secure the others' Obligations. The Collateral of Interpool shall secure the Obligations of each and every Borrower and the Collateral of Interpool Finance shall secure the Obligations of Limited and the Collateral of Limited shall secure the Obligations of Interpool Finance.

     3.2 LIEN DOCUMENTS. At Closing and thereafter as Agent deems necessary, each Borrower shall execute and deliver to Agent, or have executed and delivered (all in form and substance reasonably satisfactory to Agent):

     (a) FINANCING STATEMENTS - Financing statements pursuant to the UCC, which Agent, on behalf of Lenders, may file in any jurisdiction where any Collateral is or may be located and in any other jurisdiction that Agent deems reasonably appropriate;

     (b) CERTIFICATE OF TITLE - With respect to all Leased Property, ownership of which is evidenced by a certificate of title, such certificate of title with Agent, for the benefit of Lenders, named as the first lienholder thereon or all necessary documentation including proper applications, to have a certificate of title issued with Agent, on behalf of Lenders, named as the first lienholder; and

     (c) OTHER AGREEMENTS - Any other agreements, documents, instruments and writings, including, without limitation, security agreements and Assignment Agreements, reasonably required by Agent to evidence, perfect or protect Lenders' liens and security interest in the Collateral or as Agent may reasonably request from time to time.

     3.3 OTHER ACTIONS.

     (a) In addition to the foregoing, Borrowers shall do anything further that may be lawfully and reasonably required by Agent to secure Lenders and effectuate the intentions and objects of this Agreement, including, but not limited to, the execution and delivery of continuation statements, amendments to financing statements, security agreements, contracts and any other documents required hereunder. At Agent's request, Borrowers shall also as promptly as possible deliver (with execution by Borrowers of all necessary documents or forms to reflect Lenders' Lien thereon) to Agent as bailee for Lenders, all items, which are or can be made available, for which Lenders must receive possession to obtain a perfected security interest, including without limitation, certificates and documents of title.

     (b) Each Borrower will hold all Leases (except the Lessee's counterpart) which are not from time to time delivered to Agent, in trust for the Agent on behalf of the Lenders, and covenants and agrees that it will not pledge or permit any third party other than Agent to possess any of the foregoing; provided, however, that if a Borrower is compelled by law to deliver any Lease to a third party other than Agent, such Lease(s) shall be conspicuously marked to evidence that it is subject to the Liens granted to Agent, for the benefit of Lenders, under this Agreement.

     (c) Each Borrower will cause each item of Leased Property to be marked with an identification number and will endeavor in good faith to insure that such number remains thereon and legible so long as such Leased Property remains subject to the Lien of Agent and/or Lenders.

     3.4 SEARCHES. Agent shall, prior to or at Closing, and thereafter as Agent may determine from time to time, at Borrowers' expense, obtain the following searches (the results of which are to be consistent with the warranties made by Borrowers in this Agreement):

     (a) UCC SEARCHES: UCC searches with the Secretary of State and local filing office of each state where each Borrower maintains its executive office or a bona fide place of business;

     (b) JUDGMENTS, ETC.: Judgment, federal tax lien and corporate tax lien searches, in all applicable filing offices of each state searched under subparagraph (a) above.

     3.5 GUARANTEES. On or before the Closing Date Interpool shall execute and deliver to Agent those certain Amended and Restated Surety Agreements pursuant to which Interpool shall guarantee and agree to serve as surety for the Obligations of Trac Lease, Limited and Interpool Finance. In addition, Limited shall execute and deliver to Agent an Amended and Restated Surety Agreement pursuant to which Limited shall guarantee and agree to serve as surety for the Obligations of Interpool Finance, and Interpool Finance shall execute and deliver to Agent an Amended and Restated Surety Agreement pursuant to which Interpool Finance shall guarantee and agree to serve as surety for the Obligations of Limited.

     3.6 FILING SECURITY AGREEMENT. A carbon, photographic or other reproduction or other copy of this Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement.

     3.7 POWER OF ATTORNEY. Each of the officers of Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for each Borrower (without requiring any of them to act as such) with full power of substitution to execute in the name of any Borrower any financing statements, schedules, assignments, instruments, documents and statements that such Borrower is obligated to give Agent hereunder or is necessary to perfect Agent's security interest or lien in the Collateral, and following the occurrence of an Event of Default which has not been expressly waived or excused or the occurrence and continuance of an Unmatured Event of Default to: (1) endorse the name of such Borrower upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to such Borrower and constitute collections on the Collateral; (2) to verify validity, amount or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise; and
(3) do such other and further acts and deeds in the name of any Borrower that Agent may reasonably deem necessary or desirable to enforce any Account or other Collateral.

     3.8 OPTION TO RELEASE COLLATERAL.

     (a) Lenders agree to release their right, title and interest in and to the Collateral upon the occurrence of all of the following conditions:

     (i) Interpool and the Consolidated Subsidiaries are able to comply with the following financial covenants for a period of no less than six (6) consecutive fiscal quarters: (x) total Funded Debt to Tangible Net Worth ratio not to exceed 3 to 1; (y) the Fixed Charge Coverage Ratio to be greater than 1.75 to 1; and
(z) Tangible Net Worth to exceed $125,000,000;

     (ii) Prior to a determination described in subparagraph (iii) below, Interpool receives a private rating from Standard & Poor's Corp. on an unsecured basis of PPR2 or higher or its equivalent rating from either Moodys or Duff & Phelps, respectively; and

     (iii) Borrowers receive the consent of the holders of at least eighty percent (80%) of the outstanding Funded Debt (excluding capitalized leases) and the holders of at least sixty percent (60%) of their private placement notes to release their collateral, if any, and such sixty (60%) percent of the holders shall have released such collateral securing such indebtedness.

     (b) In the event Lenders release their right, title and interest in and to the Collateral pursuant to Section 3.8(a) above and for so long as no event described in Section 3.9 below occurs which would require a recollateralization,

     (i) The definitions of "Lease" and "Leased Property" shall be deemed to read as follows:

     LEASE - all of Borrowers' Accounts, Documents, General Intangibles, Instruments and Chattel Paper arising in connection with each and every equipment lease and/or schedule to a master lease agreement (including Direct Finance Leases).

     LEASED PROPERTY - any property leased or to be leased by a Borrower, as lessor, including without limitation intermodal cargo containers and intermodal container chassis and trailers and such other types of Inventory or Equipment as the SuperMajority Lenders may approve, in their sole discretion, so leased and any and all additions, improvements, accessions, attachments, upgrades, replacements and substitutions thereto and therefor.

     (ii) In no event shall the aggregate of the Borrowing Bases be less than all outstanding Funded Debt and in the event the amount of Funded Debt exceeds the amount of the Borrowing Bases, Borrowers shall, within three (3) Business Days of the date they become aware that such excess exists, take all steps necessary to cause the amount of Funded Debt to be less than or equal to the Borrowing Base, including if required, repaying a portion of the Loans hereunder.

     (iii) Sections 2.1(e) and 2.3(a) of this Agreement shall be modified such that Borrowing Base Certificates shall only be required to be delivered within thirty (30) days after the end of each fiscal quarter, provided that upon request of Agent or SuperMajority Lenders, Borrowers shall also include supporting schedules for use in determining the Borrowing Bases, and Section 2.3(b) shall be of no force or effect.

     3.9 RECOLLATERIZATION OF LOANS. If at any time after the release of Collateral pursuant to Section 3.8, either (x) Interpool and the Consolidated Subsidiaries fail to comply with any of the financial covenants contained in Sections 3.8(a), or (y) the releases consented to by the holders Funded Debt referred to in Section 3.8(c) are not actually obtained within 45 days of Borrowers' obtaining such consents, or (z) a Borrower causes, incurs or suffers to be incurred or permits to exist any Lien on any of its property other than
(i) Permitted Liens; (ii) Liens between Borrowers and their subsidiaries; (iii) Liens incurred subsequent to such release of Collateral, on after acquired property, including purchase money Liens and Liens on after acquired property up to 100% of the lower of cost or fair value; (iv) Liens existing on Property at the time of acquisition of such Property, (v) Liens on the property of an entity at the time it becomes a Subsidiary; (vi) Liens securing indebtedness owed by Borrowers in an amount not to exceed 20% of Borrowers' Tangible Net Worth, as determined from time to time, which Liens shall include without limitation Liens existing on Property collateralizing Funded Debt and Private Placement Notes for which Borrowers did not get the consents described in Section 3.8(a)(iii); and
(vii) extensions, renewals and refundings of the foregoing, then all Loans made pursuant to the Loan Documents, shall be recollateralized by the Borrowers pursuant to and in accordance with the terms and conditions of Section 2.1(a)(ii) and Sections 3.1 through 3.7 hereof, within 5 Business Days after such failure to comply or the incurrence of such Lien.

SECTION 4. CLOSING

     Closing under this Agreement is subject to the following conditions precedent (all documents to be in form and substance satisfactory to Agent and Borrowers and their respective counsel):

     4.1 RESOLUTIONS, OPINIONS, AND OTHER DOCUMENTS. Borrowers shall have delivered to Agent the following:

     (a) this Agreement and the Revolving Credit Notes all properly executed;

     (b) each document and agreement required to be executed under any provision of this Agreement or any related agreement;

     (c) certified copies of (i) resolutions of each Borrower's board of directors authorizing the execution of this Agreement, the Revolving Credit Notes and the Term Notes to be issued hereunder and each document required to be delivered by any Section hereof and (ii) each Borrower's Articles or Certificate of Incorporation and By-laws;

     (d) an incumbency certificate for each Borrower identifying all Authorized Officers, with specimen signatures;

     (e) a written opinion of Borrowers' counsel addressed to Agent for the benefit of all Lenders and opinions of such other counsel as Agent deems necessary;

     (f) certification by an Authorized Officer of Interpool that there has not occurred any material adverse change in the operations and condition (financial or otherwise) of any of the Borrowers since December 31, 1996;

     (g) payment by Borrowers of all Expenses associated with the Credit Facility incurred to the Closing Date;

     (h) At Agent's request, Uniform Commercial Code, judgment, federal and state tax lien searches against each Borrower, at Borrowers' expense, showing that the Collateral is not subject to any Liens, together with Good Standing and Corporate Tax Lien Search Certificates showing no tax Liens on each Borrower's Property and showing each Borrower to be in good standing in each jurisdiction where the failure to so qualify might have a material adverse affect on such Borrower's business, financial condition, Property or Agent's and/or Lenders' rights hereunder;

     (i) Initial Borrowing Base Certificates dated the Closing Date evidencing each Borrower's minimum borrowing availability under their respective Borrowing Base as of the Closing Date;

     (j) Amended and Restated Surety Agreements from Interpool, Limited and Interpool Finance.

     (k) at Borrowers' expense, obtain and deliver to Agent good standing certificates showing each Borrower to be in good standing in its respective state of incorporation and in each other state or foreign country in which it is doing and presently intends to do business for which such Borrower's failure to be so qualified might have material adverse effect on such Borrower's business, financial condition, Property or Agent's and/or Lenders' rights hereunder.

     4.2 ABSENCE OF CERTAIN EVENTS. At the Closing Date, no Event of Default or Unmatured Event of Default hereunder shall have occurred and be continuing.

     4.3 WARRANTIES AND REPRESENTATIONS AT CLOSING. The warranties and representations contained in Section 5 as well as any other Section of this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of that date. Borrowers shall not have taken any action or permitted any condition to exist which would have been prohibited by any Section hereof.

     4.4 COMPLIANCE WITH THIS AGREEMENT. Borrowers shall have performed and complied with all agreements, covenants and conditions contained herein including, without limitation, the provisions of Sections 6 and 7 hereof, which are required to be performed or complied with by Borrowers before or at the Closing Date.

     4.5 OFFICERS' CERTIFICATE. Agent shall have received a certificate dated the Closing Date and signed by an Authorized Officer of each Borrower certifying that all of the conditions specified in this Section have been fulfilled.

     4.6 CLOSING. Subject to the conditions of this Section 4, the Credit Facility shall be made available upon execution hereof and completion of the conditions contained in Section 4.1 hereof (the "Closing Date").

     4.7 NON-WAIVER OF RIGHTS. By completing the Closing hereunder, or by making advances hereunder, Agent and Lenders do not thereby waive a breach of any warranty or representation made by Borrowers hereunder or any agreement, document, or instrument delivered to Agent or otherwise referred to herein, and any claims and rights of Agent resulting from any breach or misrepresentation by Borrowers are specifically reserved by Agent.

SECTION 5. REPRESENTATIONS AND WARRANTIES

     To induce Lenders to complete the Closing and make the initial Advances under the Credit Facility to Borrowers, each Borrower warrants and represents to Agent and Lenders that:

     5.1 CORPORATE ORGANIZATION AND VALIDITY.

     (a) Each Borrower is a corporation duly organized and validly existing under the laws of its state (or other jurisdiction) of incorporation or organization, as applicable, is duly qualified, is validly existing and in good standing and has lawful power and authority to engage in the business it conducts in each state and other jurisdiction where the nature and extent of its business requires qualification, except where the failure to so qualify would not have a material adverse effect on such Borrower's business, financial condition, Property or prospects. A list of the states or other jurisdictions where each Borrower is incorporated or organized is attached hereto as Exhibit "5.1" and made a part hereof.

     (b) The making and performance of this Agreement and related agreements, and each document required by any Section hereof will not violate any law, government rule or regulation, or the charter, minutes or bylaw provisions of any Borrower or violate or result in a default (immediately or with the passage of time) under any contract, agreement or instrument to which each Borrower is a party, or by which each is bound, except, in the case of any law, rule, regulation, contract, agreement or instrument, for such violations and defaults that which separately or collectively would not have a material adverse effect on such Borrower's business, financial condition, Property or prospects. No Borrower is in violation of or has knowingly caused any Person to violate any term of any agreement or instrument to which it or such Person is a party or by which it may be bound or of its charter, minutes or its bylaws which violation could have a material adverse effect on such Borrower's business, financial condition, Property or prospects.

     (c) Each Borrower has all requisite corporate power and authority to enter into and perform this Agreement and to incur the obligations herein provided for, and has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Agreement, and the documents and related agreements required hereby.

     (d) This Agreement, the Revolving Credit Notes, the Term Notes to be issued hereunder, and all related agreements and documents required to be executed and delivered by Borrowers hereunder, when delivered, will be valid and binding upon each Borrower and enforceable in accordance with their respective terms.

     5.2 PLACES OF BUSINESS. The only places of business of each Borrower where each keeps and intends to keep Books and Records concerning its Collateral, are at the addresses listed in Exhibit "5.2" attached hereto and made a part hereof.

     5.3 PENDING LITIGATION. There are no judgments or judicial or administrative orders, proceedings or investigations (civil or criminal) pending, or to the knowledge of any Borrower, threatened, against any Borrower in any court or before any governmental authority or arbitration board or tribunal which may materially and adversely affect the business, financial condition, Property or prospects of such Borrower, or the ability of any Borrower or Borrowers to perform under this Agreement. No Borrower is in default with respect to any order of any court, governmental authority, regulatory agency or arbitration board or tribunal, the effect of which would materially and adversely affect the business, financial condition, Property or prospects of such Borrower. To the best of each Borrowers' knowledge, no executive officer of any Borrower has been indicted or convicted in connection with or is engaging in any criminal conduct, or is currently subject to any lawsuit, proceeding or under investigation in connection with any racketeering or other related type of conduct or activity.

     5.4 TITLE TO COLLATERAL. Each Borrower has good and marketable title in fee simple (or its equivalent under applicable law) to all the Collateral it respectively purports to own, free from Liens, except Permitted Liens and those of Agent and/or Lenders, and free from the claims of any other Person except the Lessees.

     5.5 GOVERNMENTAL CONSENT. Neither the nature of any Borrower or of its business or Property, nor any relationship between any Borrower and any other Person, nor any circumstance affecting any Borrower in connection with the issuance or delivery of the Revolving Credit Notes or Term Notes, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of any Borrower in connection with the execution and delivery of this Agreement or the issuance or delivery of the Revolving Credit Notes or Term Notes or other documents contemplated hereby.

     5.6 TAXES. All tax returns required to be filed by each Borrower in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon each Borrower, or upon any of its respective Property, income or franchises, which are shown to be due and payable on such returns have been paid, except for those taxes being contested in good faith with due diligence by appropriate proceedings for which appropriate reserves have been maintained under GAAP. No Borrower is aware of any proposed additional tax assessment or tax to be assessed against or applicable to such Borrower that might have a material adverse effect on such Borrower's business, financial condition, Property or prospects.

     5.7 FINANCIAL STATEMENTS. Interpool and its Consolidated Subsidiaries' annual consolidated audited balance sheet as of December 31, 1996 and the related statements of income and shareholder's equity as of such dates, all accompanied by a report thereon from Interpool's independent certified public accountants, (complete copies of which have been delivered to Agent), have been prepared in accordance with GAAP and present fairly, accurately and completely the financial position of Interpool and its Consolidated Subsidiaries as of such dates and the results of their operations for such periods. The fiscal year for all Borrowers currently ends on December 31. Each Borrower's federal tax identification number is as listed on Exhibit "5.7" attached hereto and made a part hereof.

     5.8 FULL DISCLOSURE. Neither the financial statements referred to in
Section 5.7, nor this Agreement or related agreements and documents or any written statement furnished by Borrowers or any of them to Agent in connection with the negotiation of the Credit Facility and contained in any financial statements or documents relating to any Borrower contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading.

     5.9 SUBSIDIARIES. Borrowers have no Subsidiaries or Affiliates, except as listed on Schedule C attached hereto and made a part hereof.

     5.10 GUARANTEES, CONTRACTS, ETC.

     (a) No Borrower owns or holds any material equity or long term debt investments in, has any material outstanding advances to, or serves as guarantor, surety or accommodation maker for any material obligations of, or has any outstanding borrowings from, any Person other than another Borrower except as recorded and described in the Financial Statements.

     (b) No Borrower is a party to any contract or agreement, or subject to any charter or other corporate restriction, which materially and adversely affects its business, financial condition, Property or prospects.

     (c) Except as otherwise specifically provided in this Agreement, no Borrower has agreed or consented to cause or permit any of the Collateral whether now owned or hereafter acquired to be subject in the future (upon the happening of a contingency or otherwise) to a Lien not permitted by this Agreement.

     5.11 GOVERNMENT REGULATIONS, ETC.

     (a) The use of the proceeds of and each Borrower's issuance of the Revolving Credit Notes and/or the Term Notes will not directly or indirectly violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, Regulations U, T, G and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. No Borrower owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation U.

     (b) Each Borrower has obtained all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its Property and for the conduct of its business, where the failure to obtain would have a material adverse effect on the business, financial condition, Property or prospects of such Borrower.

     (c) As of the date hereof, no employee benefit plan ("Pension Plan"), as defined in Section 3(2) of ERISA, maintained by any Borrower or under which any Borrower could have any liability under ERISA (i) has failed to meet the minimum funding standards established in Section 302 of ERISA, (ii) has failed to comply with all applicable requirements of ERISA and of the Internal Revenue Code, including all applicable rulings and regulations thereunder, (iii) has engaged in or been involved in a prohibited transaction under Section 406 of ERISA or
Section 4975 of the Internal Revenue Code which would subject Borrowers to any material liability, or (iv) has been terminated if such termination would subject such Borrowers to any material liability. No Borrower has assumed, or received notice of a claim asserted against such Borrower for, withdrawal liability (as defined in Section 4207 of ERISA) with respect to any multi-employer pension plan. Each Borrower has timely made all contributions when due with respect to any multi-employer pension plan in which it participates and no event has occurred triggering a claim against such Borrower for withdrawal liability with respect to any multi-employer pension plan in which such Borrower participates. All Employee Benefit Plans and multi- employer pension plans to which any Borrower participates are listed on Exhibit "5.11" attached hereto and made a part hereof.

     (d) No Borrower is in violation of, has received written notice that it is in violation of, or has knowingly caused any Person to violate, any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or of any other jurisdiction, or of any agency, or department thereof, (including without limitation, environmental laws and regulations), which may materially and adversely affect its business, financial condition, Property or prospects.

     (e) Each Borrower is current with all reports and documents required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

     5.12 BUSINESS INTERRUPTIONS. Within five (5) years prior to the date hereof, none of the business, Property or operations of any Borrower have been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, directed against such Borrower. There are no pending or threatened labor disputes, strikes, lockouts or similar occurrences or grievances affecting the business being operated by any Borrower.

     5.13 NAMES.

     (a) Within five (5) years prior to the Closing Date, no Borrower has conducted business under or used any other name (whether corporate or assumed) except for the names shown on Exhibit "5.13(a)", attached hereto and made a part hereof. Each Borrower is the sole owner of all names listed on such Exhibit "5.13(a)" and, to the best of each Borrower's knowledge, any and all business done and all invoices issued in such trade names are such Borrower's sales, business and invoices. Each trade name of each Borrower represents a division or trading style of such Borrower and not a separate corporate subsidiary or affiliate or independent entity.

     (b) All trademarks, patents or copyrights which any Borrower uses, plans to use or has a right to use are owned by such Borrower except to the extent any other Person has claims or rights in such Property, as such claims and rights are described on such Exhibit "5.13(b)." To the best of each Borrower's knowledge, no Borrower is in violation of any rights of any other Person with respect to such Property.

     5.14 OTHER ASSOCIATIONS. No Borrower is engaged or has an interest in any joint venture or partnership with any other Person except as described on Exhibit "5.14" hereto and made a part hereof.

     5.15 ENVIRONMENTAL MATTERS. Except as disclosed on Exhibit "5.15" attached hereto and made a part hereof, no Borrower has knowledge:

     (a) of the presence of any Hazardous Substances on any of the real property where any Borrower conducts operations or has its personal property, or

     (b) of any on-site spills, releases, discharges, disposal or storage of Hazardous Substances that have occurred or are presently occurring on any of such real property, or

     (c) of any spills, releases, discharges or disposal of Hazardous Substances that have occurred, are presently occurring on any other real property as a result of the conduct, action or activities of any Borrower.

     As used herein, the term "Hazardous Substances" means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance or similar term, by any environmental statute, rule or regulation of any governmental entity presently in effect and applicable to such real property.

     5.16 REGULATION O. No director, executive officer or principal shareholder of any Borrower is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director" (when used with reference to a Lender), "executive officer" and "principal shareholder" have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

     5.17 CAPITAL STOCK. The authorized and outstanding shares of capital stock of each Borrower is as set forth in the Prospectus or other information or statements previously provided to the Agent. All of the issued and outstanding capital stock of each Borrower has been duly and validly authorized and issued and is fully paid and non-assessable and has been sold and delivered to the holders thereof in compliance with, or under valid exemption from, all Federal and state laws and the rules and regulations of all regulatory bodies thereof governing the sale and delivery of securities. Except for the rights and obligations set forth in the Prospectus and other financial statements previously provided to Agent, there are no subscriptions, warrants, options, calls, commitments, rights or agreements by which any Borrower or any of the shareholders of such Borrower is bound relating to the issuance, transfer, voting or redemption of shares of its capital stock or any pre-emptive rights held by any Person with respect to the shares of capital stock of any Borrower. Except as set forth in the Prospectus and other financial statements previously provided to Agent, no Borrower has issued any securities convertible into or exchangeable for shares of its capital stock or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

     5.18 SOLVENCY. Each Borrower is solvent, able to pay its respective debts as they become due, and has capital sufficient to carry on its respective business and all business in which it is about to engage, and now owns Property having a value both at fair valuation and at present fair salable value greater than the amount required to pay such entity's debts. No Borrower will be rendered insolvent by the execution and delivery of this Agreement or any of the other documents executed in connection with this Agreement or by the transactions contemplated hereunder or thereunder.

     5.19 PERFECTION OF SECURITY INTEREST. Subject to the terms and conditions of Sections 3.8 and 3.9 above, Agent, for the benefit of Lenders, has a first perfected lien and security interest in the Collateral (including without limitation each Lease and the Leased Property) subject to no other Lien except Permitted Liens. Borrowers have taken and in the future, shall take all steps necessary to maintain Agent's first perfected lien and security interest in the Collateral, including, if required, perfecting the appropriate Borrower's security interest through filing financing statements, amendments thereto, or assignments and/or continuations thereof and recording of the documentation necessary to perfect such Borrower's lien. Any Collateral failing to comply with this Section shall immediately cease to be included in the Borrowing Base.

     5.20 LEASES AND LEASED PROPERTY. With respect to each Lease and/or items of Leased Property, the Borrower named as the lessor therein and/or thereof, represents and warrants that to the best of its knowledge, information and belief:

     (a) Each Lease is genuine, based on contracts that are enforceable in accordance with its terms against the Lessee and the Leased Property named and referenced therein, constitutes the entire agreement for the leasing of the Leased Property thereby covered, has not been altered or amended, except as set forth in the related schedules, and Borrower's Books and Records relating thereto are accurate, complete and genuine;

     (b) There does not exist a sole original Lease and possession of any counterpart is not sufficient to constitute possession of the sole original for "Chattel Paper" under the UCC;

     (c) Except as otherwise consented to by Agent in writing (after approval from the SuperMajority Lenders), the availability under the Borrowing Base shall be reduced by the Borrowing Base value attributable to that portion of the leases with the same Lessee which in the aggregate with all other leases between any Borrower and such Lessee, produce reported revenues in excess of 10% of the year to date total revenues calculated from the Financial Statements;

     (d) The original amount and unpaid balance of each Lease recorded on Borrowers' Books and Records and on any statement or schedule delivered to Agent in connection therewith is the true and correct amount actually owed to Borrowers;

     (e) The amounts due under the Leases are not subject to any claim or reduction, counterclaim, setoff, recoupment, or any other claim or allowance which may have a material adverse affect on the Borrowers, or any of them;

     (f) Each item of Leased Property has not been lost, stolen, or destroyed;

     (g) Each Lease is a valid, legal and binding obligation of the Borrower named therein and the corresponding Lessee, and is enforceable against such Borrower and such Lessee in accordance with its terms. Such Borrower is the sole owner of each of the Leases and has the authority to assign all of its right, title and interest therein upon the terms herein set forth;

     (h) Each of the Leases and all Leased Property which is the subject matter thereof at the time of its assignment to Lenders (so long as the Loans remain collateralized) and at all times when they are included in the Borrowing Bases (even if the Loans become unsecured by Sections 3.8 and 3.9 hereof) will be free and clear of any and all assignments, options, rights, or other Liens whatsoever, except Lenders and/or Agent's and Permitted Liens;

     (i) All rentals, fees, costs, expenses and charges paid or payable by the Lessee under any Lease, including without limitation, any brokerage and other fees paid to such Borrower do not violate any laws relating to the maximum fees, costs, expenses or charges that can be charged in any state in which any Leased Property is located or in which the corresponding Lessee is located, or in which a transaction was consummated, or in any other state which may have jurisdiction with respect to any such Leased Property, Lease or Lessee;

     (j) Each item of Leased Property has been insured in the ordinary course of Borrowers' or the corresponding Lessee's business; and

     (k) At any time when the Collateral secures the Obligations, unless otherwise consented to by Agent in writing (after approval from the SuperMajority Lenders), no Leased Property constitutes Rolling Stock requiring a filing with any federal governmental authority in order to protect Borrowers' or Lenders' interests therein.

SECTION 6. BORROWERS' AFFIRMATIVE COVENANTS

     Each Borrower covenants that until all of Borrowers' Obligations to Lenders are paid and satisfied in full and the Credit Facility has been terminated:

     6.1 PAYMENT OF TAXES AND CLAIMS. Each Borrower shall pay, before they become delinquent,

     (a) all taxes, assessments, fines, costs, penalties and governmental charges or levies imposed upon it or upon such Borrower's Property, and

     (b) all claims or demands, which in the aggregate exceed $2,000,000, of materialmen, mechanics, carriers, warehousemen, landlords and other Persons entitled to the benefit of statutory or common law Liens, which, if unpaid, would result in the imposition of a Lien on Borrowers', or any of their, Properties;

     Provided, however, that such Borrower shall not be required to pay any such tax, assessment, charge, levy, claim or demand if the amount, applicability or validity thereof shall at the time be contested in good faith and by appropriate proceedings by such Borrower, and if such Borrower shall have set aside on its books adequate reserves in respect thereof, in accordance with GAAP; which deferment of payment is permissible but if any Lien other than a Permitted Lien, has been entered or such Borrower's title to, and its right to use, the Collateral are adversely affected thereby, such Collateral shall immediately cease to be included in the Borrowing Base.

     6.2 MAINTENANCE OF PROPERTIES AND CORPORATE EXISTENCE.

     (a) PROPERTY - Each Borrower shall maintain or cause to be maintained its Property in good condition and shall make or cause to be made all necessary renewals, replacements, additions, betterments and improvements thereto and will pay and discharge when due the cost of repairs and maintenance to its Property, all as in the judgment of such Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times. So long as no Event of Default has occurred which has not been expressly waived or excused, Borrowers shall have the sole discretion as to repairing or disposing of damaged Property comprising a portion of the Collateral.

     (b) PROPERTY INSURANCE - Each Borrower shall maintain insurance on the Collateral against fire, flood, casualty and such other hazards in such amounts, with such deductibles and with such insurers as are customarily used by companies operating in the same industry as Borrowers. At or prior to Closing, Borrowers shall furnish Agent with certificates of insurance certified as true and correct and being in full force and effect as of the Closing Date or such other evidence of insurance as Agent may require. In the event any Borrower fails to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premium(s) on any such insurance, Agent (on behalf of Lenders) may do so for such Borrower, but such Borrower shall continue to be liable for the same. The policies of all such casualty insurance shall contain standard Lender's Loss Payable Clauses issued in favor of Agent (on behalf of Lenders) under which all losses thereunder shall be paid to Agent (on behalf of Lenders) as Agent's interest may appear. So long as no Event of Default has occurred which has not been expressly waived or excused hereunder and subject to
Section 2.7(d) and (e), Borrowers shall be permitted to collect and retain insurance proceeds. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to Agent. Each Borrower hereby appoints Agent as such Borrower's attorney-in-fact, exercisable at Agent's option to endorse any check which may be payable to any Borrower in order to collect the proceeds of such insurance and any amount or amounts collected by Agent pursuant to the provisions of this paragraph may be applied by Agent to Borrowers' Obligations. Each Borrower further covenants that all prorated and currently due insurance premiums owing under its current casualty policy have been paid. Borrowers also agree to notify Agent, promptly, upon any Borrower's receipt of a notice of termination, cancellation, or non-renewal from its insurance company of any such policy.

     (c) PUBLIC LIABILITY INSURANCE - Each Borrower shall maintain, and shall deliver to Agent upon Agent's request evidence of, public liability, insurance in such amounts as is customary for companies in the same or similar businesses located in the same or similar area.

     (d) FINANCIAL RECORDS - Borrowers shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of their business transactions, and will reflect in their financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. No Borrower shall change its respective fiscal year end date without prior written notice to Agent and Lenders.

     (e) CORPORATE EXISTENCE AND RIGHTS - Each Borrower shall do (or cause to be done) all things necessary to preserve and keep in full force and effect its existence, good standing, rights and franchises.

     (f) COMPLIANCE WITH LAWS - Each Borrower shall be in compliance with any and all laws, ordinances, governmental rules and regulations, and court or administrative orders or decrees to which it is subject, whether federal, state or local, (including without limitation environmental or environmental-related laws, statutes, ordinances, rules, regulations and notices), and shall obtain and maintain any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its businesses, which violation or failure to obtain may materially adversely affect the business, Property, financial conditions or prospects of such Borrower.

     6.3 BUSINESS CONDUCTED. Each Borrower shall continue in the business presently operated by it using its best efforts to maintain its customers and goodwill. No Borrower shall engage, directly or indirectly, in any material respect (including without limitation the making or holding of investments) in any line of business substantially different from the transportation and/or equipment leasing businesses.

     6.4 LITIGATION. Borrowers shall give prompt notice to Agent of any litigation claiming in excess of $5,000,000 which is not covered by insurance from any Borrower, or which may otherwise have a material adverse effect on the business, financial condition, Property or prospects of any Borrower.

     6.5 TAXES.

     (a) Notwithstanding any other provision of this Agreement other than 6.5(f) and (g), any and all payments by Borrowers hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imports or withholding taxes, and all liabilities with respect thereto, excluding taxes imposed on Agent's or any Lender's net income and franchise taxes imposed on Agent or any Lender by the United States or any jurisdiction under the laws of which it is organized or in which an office is located or any political subdivision thereof (all such nonexcluded taxes, levies, imports, withholding taxes and liabilities being hereinafter referred to as "Taxes"). If Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.5) such Lender or Agent shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions and (iii) Borrowers shall pay the full amount deducted to the relevant taxing authority or other governmental authority in accordance with applicable law.

     (b) In addition, Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) Borrowers will indemnify each Lender and Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 6.5) paid by such Lender or Agent in respect of any and all payments made by Borrowers hereunder, as the case may be, and any liability (including penalties, interest and expenses other than those resulting from the failure of a Lender or Agent to pay any Taxes or Other Taxes for which it shall have received an indemnity payment hereunder) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made promptly after the date any Lender or Agent, as the case may be, makes written demand therefor. If a Lender or Agent shall become aware that it is entitled to receive a refund it shall notify Borrowers and shall, promptly after receipt of a request by Borrowers, apply for and pursue such a refund at Borrowers' expense. If any Lender or Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender or Agent has received payment from Borrowers hereunder it shall promptly upon receipt repay such refund to Borrowers without interest, except to the extent interest shall have accompanied such refund, provided that Borrowers, upon the request of such Lender or Agent, agree to return such refund (plus penalties, interest or other charges) to such Lender or Agent in the event such Lender or Agent is required to repay such refund.

     (d) Within 45 days after the date of any payment of Taxes or Other Taxes withheld by Borrowers in respect of any payment to any Lender or Agent, Borrowers will furnish to the Agent, the original or a certified copy of any receipt evidencing payment thereof.

     (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 6.5 shall survive the payment in full of principal and interest hereunder.

     (f) On or prior to the date it becomes a party to this Agreement, each Lender that is organized outside of the United States shall deliver to Borrowers such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 4224 or 1001 and any other certificate or statement or exemption required by Treasury Regulation Section 1.1441-4(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender establishing that such payment is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax under a provision of an applicable tax treaty. In addition, each such Lender shall, if legally able to do so, thereafter deliver such certificates, documents or other evidence from time to time establishing that payments received hereunder are not subject to such withholding upon receipt of a written request therefor from Borrowers or Agent. Unless Borrowers and Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under the Revolving Credit Notes are not subject to United States Federal withholding tax under an applicable tax treaty, Borrowers or Agent shall withhold taxes from such payments at the applicable statutory rate.

     (g) Borrowers shall not be required to pay any additional amounts to any Lender in respect of United States Federal withholding tax pursuant to this
Section 6.5 if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to deliver the certificate, documents or other evidence specified in this Section 6.5 unless such failure is attributable to (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment or modification to or a revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case on or after the date such Lender becomes a party to this Agreement.

     (h) Any Lender claiming any additional amounts payable pursuant to this
Section 6.5 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by Borrowers or to change the jurisdiction of its applicable lending office if the making of such filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not result in the incurrence by such Lender of any cost for which Borrowers do not provide such security or indemnity as may be reasonably required by the Lender to indemnify it in full for such cost and would not in the judgment of such Lender be otherwise disadvantageous to it. Each Lender agrees with reasonable promptness to notify Borrowers of any determination which it shall make to make any claim for additional amounts payable pursuant to this Section 6.5.

     (i) In the event any Lender shall make any claim for the payment of additional amounts under this Section 6.5, Borrowers may require such Lender to assign (in accordance with Section 9.16) its interests, rights and obligations hereunder (including its Pro Rata Share and the Loans at the time owing to it and the Revolving Credit Note and Term Notes held by it) to a substitute Lender, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other governmental authority, (ii) Borrowers shall have received the written consent of Agent to such assignment, which shall not be unreasonably withheld and (iii) such Lender shall have been paid all amounts owed to it hereunder and under the other Loan Documents.

     6.6 BANK ACCOUNTS. Each Borrower shall maintain a depository and disbursement account(s) with Agent.

     6.7 EMPLOYEE BENEFIT PLANS. Each Borrower will (a) fund all its Pension Plan(s) in a manner that will satisfy the minimum funding standards of Section 302 of ERISA, or will promptly satisfy any accumulated funding deficiency that arises under Section 302 of ERISA, (b) furnish Agent, promptly upon Agent's request of the same, with copies of all reports or other statements filed with the United States Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") or the Internal Revenue Service ("IRS") with respect to all pension plan(s), or which any Borrower, or any member of a Controlled Group (as defined by ERISA), may receive from the United States Department of Labor, the IRS or the PBGC, with respect to all such pension plan(s), and (c) promptly advise Agent of the occurrence of any reportable event (as defined in Section 4043 of ERISA, other than a reportable event for which the thirty (30) day notice requirement has been waived by the PBGC) or prohibited transaction (under
Section 406 of ERISA or Section 4975 of the Internal Revenue Code) with respect to any such Pension Plan(s) and the action which such Borrower proposes to take with respect thereto. Each Borrower will make all contributions when due with respect to any multi-employer pension plan in which it participates and will promptly advise Agent (i) upon its receipt of notice of the assertion against such Borrower of a claim for withdrawal liability, (ii) upon the occurrence of any event which, to the best of each Borrower's knowledge, would trigger the assertion of a claim for withdrawal liability against any Borrower, and (iii) upon the occurrence of any event which, to the best of each Borrower's knowledge, would place any Borrower in a Controlled Group as a result of which any member (including such Borrower) thereof may be subject to a claim for withdrawal liability, whether liquidated or contingent.

     6.8 WARRANTIES FOR FUTURE ADVANCES. Each request by a Borrower for an Advance under the Credit Facility in any form following the Closing Date, which after giving effect to such Advance, causes the aggregate amount of all Loans to increase, shall constitute an automatic representation and warranty by Borrowers to the effect that:

     (a) There has been no material adverse change in any Borrower's operations or condition (financial or otherwise) since the date of delivery of the most recent Financial Statements.

     (b) No Event of Default which has not been cured or waived, or Unmatured Event of Default then exists;

     (c) Each Advance is within and complies with the terms and conditions of this Agreement including without limitation the notice provisions contained in
Section 2.3 hereof;

     (d) No Lien, other than Permitted Liens, including, without limitation, any federal tax Lien, has been imposed on any Borrower which may, in any way, take priority over or otherwise adversely affect in any way, Agent's and/or Lenders' security interests in or Liens on any Collateral then comprising a portion of the Borrowing Base; and

     (e) Each representation and warranty set forth in Section 5 of this Agreement is then true and correct in all material respects.

     6.9 INCURRENCE OF ADDITIONAL FUNDED DEBT. Borrowers will not incur additional Funded Debt (including an Advance, if after giving effect to such Advance, the aggregate amount of all Loans increases) unless after giving effect thereto:

     (a) The aggregate of Funded Debt does not exceed 400% of Tangible Net Worth; and

     (b) The pro forma Fixed Charge Coverage Ratio based upon the sum of the four most recent quarters as shown in the most recently available quarterly Financial Statements is not less than 1.5:1. This ratio is calculated by dividing the sum of Earnings Available for Fixed Charges plus depreciation, divided by the sum of Fixed Charges and pro forma Fixed Charges related to the Funded Debt to be incurred.

     6.10 FINANCIAL COVENANTS. Interpool and its Consolidated Subsidiaries shall maintain and comply with the following financial covenants as reflected on and computed from the Financial Statements:

     (a) TANGIBLE NET WORTH: Interpool and the Consolidated Subsidiaries shall have and maintain at all times a Tangible Net Worth on a consolidated basis, measured quarterly as of the last day of each fiscal quarter, of not less than $125,000,000.

     (b) FIXED CHARGE COVERAGE RATIO: Interpool and the Consolidated Subsidiaries shall have and maintain, on a consolidated basis, a Ratio of Earnings Available for Fixed Charges plus depreciation to Fixed Charges measured quarterly for the sum of the four immediately preceding fiscal quarters as shown in the most recently available quarterly Financial Statements of not less than
1.5 to 1.

     6.11 FINANCIAL AND BUSINESS INFORMATION. Borrowers shall deliver to Agent (and Lenders if so indicated) the following:

     (a) FINANCIAL STATEMENTS AND COLLATERAL REPORTS: such data, reports, statements and information, financial or otherwise, as Agent may reasonably request, including, without limitation:

     (i) within one hundred (100) days after the end of each fiscal year of Interpool and its Consolidated Subsidiaries, deliver to Agent and each Lender, Financial Statements for such year including the balance sheet as at the end of such fiscal year and a statement of cash flows and income statement for such fiscal year, audited and unqualifiedly certified by a "Big Six" independent public accounting firm of recognized standing, selected by Borrowers to have been prepared in accordance with GAAP, and such independent public accountants shall also provide an unqualified opinion that the Financial Statements present fairly the Borrowers financial condition. Such independent accountants shall also provide a statement certifying that nothing has come to their attention to cause them to believe that calculations contained in the Officers Certificates referenced in Section 6.12 below are inaccurate.

     (ii) within sixty (60) days of the end of each fiscal quarter, deliver to Agent, for Interpool and its Consolidated Subsidiaries accounts receivable aging report, fleet utilization report, and Lessee concentration report, certified by an Authorized Officer of Interpool as true and correct, all in form and substance reasonably satisfactory to Agent;

     (iii) within sixty (60) days after the end of each of the first three fiscal quarters, deliver to Agent and each Lender, Interpool and the Consolidated Subsidiaries' internally prepared quarterly Financial Statements, including balance sheet, income statement and statements of cash flows.

     (iv) within one hundred (100) days after the end of each fiscal year audited annual financial statements for Limited if being prepared for such year.

     (b) NOTICE OF EVENT OF DEFAULT - promptly upon becoming aware of the existence of any condition or event which constitutes an Event of Default or Unmatured Event of Default under this Agreement, a written notice specifying the nature and period of existence thereof and what action Borrowers are taking (and propose to take) with respect thereto;

     (c) NOTICE OF CLAIMED DEFAULT - promptly upon receipt by any Borrower, notice of default, oral or written, given to such Borrower by any creditor for borrowed money in excess of $2,000,000;

     (d) SECURITIES AND OTHER REPORTS - if any Borrower shall be required to file reports with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, promptly upon its becoming available, one copy of each financial statement, report, notice or proxy statement sent by such Borrower to stockholders generally, and, a copy of each regular or periodic report, and any registration statement, or prospectus in respect thereof, filed by such Borrower with any securities exchange or with federal or state securities and exchange commissions or any successor agency.

     6.12 OFFICERS' CERTIFICATES. Along with the set of Financial Statements delivered to Agent at the end of each fiscal quarter and fiscal year pursuant to
Section 6.11(a) hereof, deliver to Agent a certificate (in the form of Exhibit "6.12" attached hereto and made a part hereof) from an Authorized Officer of Interpool setting forth:

     (a) COVENANT COMPLIANCE - the information (including detailed calculations) required in order to establish whether Borrowers are in compliance with the requirements of Sections 6.9 and 6.10 as of the end of the period covered by the Financial Statements then being furnished (and any exhibits appended thereto) under Section 6.11; and

     (b) EVENT OF DEFAULT - that the signer in his capacity as an officer of each Borrower has reviewed the relevant terms of this Agreement, and has made (or caused to be made under his supervision) a review of the transactions and conditions of Borrowers from the beginning of the accounting period covered by the financial statements being delivered therewith to the date of the certificate, and that such review has not disclosed the existence during such period of any condition or event which constitutes an Event of Default or Unmatured Event of Default or if any such condition or event exists, specifying the nature and period of existence thereof and what action Borrowers have taken or propose to take with respect thereto.

     6.13 INSPECTION. Each Borrower will permit any of Agent's or any Lender's officers or other representatives to visit and inspect any of the locations of any Borrower or any Collateral in the possession or control of any Borrower during regular business hours, to examine and audit all of such Borrower's books of account, records, reports and other papers relating to the Collateral, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent certified public accountants. Agent will notify Lenders of each scheduled inspection and to the extent reasonably practicable, representatives of each Lender may accompany Agent during each such inspection. After the occurrence of any Event of Default, all such inspections shall be at Borrowers' expense at the standard rates charged by the Agent for such activities (plus the Agent's out-of-pocket expenses).

     6.14 MATERIAL ADVERSE DEVELOPMENTS. Each Borrower agrees that immediately upon becoming aware of any development or other information which would reasonably be expected to materially and adversely affect its businesses, financial condition, Property, prospects or its ability to perform under this Agreement, it shall give to Agent telephonic or telegraphic notice specifying the nature of such development or information and such anticipated effect. In addition, such verbal communication shall be confirmed by written notice thereof to Agent on the next business day after such verbal notice is given.

     6.15 PLACES OF BUSINESS. Each Borrower shall give thirty (30) days prior written notice to Agent of any changes in the location of the places where Books and Records are kept, or its executive offices or other principal places of business.

     6.16 SALE OF COLLATERAL. Subject to the effect of the release of Collateral contemplated by Sections 3.8 and 3.9, each Borrower shall mark its books and records to indicate Agent's security interest in the Collateral, including the Leases and Leased Property. Unless Agent consents otherwise in writing, the respective Borrower shall retain title at all times to Leases and its Leased Property subject only to the rights of the Lessees; provided however, that so long as no Event of Default has occurred which has not been expressly waived or excused or Unmatured Event of Default has occurred and is continuing, Borrowers may, subject to the prepayment provisions set forth herein, sell Leases and Leased Property, and provided further that if required pursuant to Sections 2.7(d) and 2.7(e), all proceeds from the sale of such Leases and/or Leased Property shall be used to reduce Borrowers' Obligations to Lenders attributable to Lenders' financing or refinancing of such Leases and/or Leased Property.

SECTION 7. BORROWERS' NEGATIVE COVENANTS:

     Each Borrower covenants that until all of Borrowers' Obligations to Lenders are paid and satisfied in full and the Credit Facility has been terminated, that:

     7.1 MERGER, CONSOLIDATION, DISSOLUTION OR LIQUIDATION.

     (a) No Borrower shall sell, lease, license, transfer or otherwise dispose of its Property other than Property sold in the ordinary course or ordinary operation of such Borrower's business, without Agent's prior written consent.

     (b) No Borrower shall merge or consolidate with, or acquire, any other Person except among themselves, or commence a dissolution or liquidation; provided however that a merger or acquisition may occur so long as a Borrower is the surviving corporation and after giving effect to such merger or acquisition, no Event of Default or Unmatured Event of Default shall be existing.

     7.2 LIENS AND ENCUMBRANCES. At any time when the Collateral secures the Obligations, no Borrower shall: (i) execute a negative pledge agreement with any Person covering any of the Collateral, or (ii) cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the Collateral, whether now owned or hereafter acquired, to be subject to a Lien or be subject to any claim except for Permitted Liens. As used herein, "Permitted Liens" means:

     (a) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other like persons, provided the payment thereof is not at the time required by Section 6.1;

     (b) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment, insurance, social security and other like laws;

     (c) Liens arising by virtue of the lessees' rights to use and possess the equipment in accordance with the terms of the corresponding leases.

     7.3 NEGATIVE PLEDGE. Interpool shall not pledge the stock of either Limited or Trac Lease or alter the existing capital structure of any Borrower such that Interpool owns less than 70% of the common stock of Limited and 70% of the common stock of Trac Lease. Limited shall not pledge the stock of Interpool Finance or alter the existing capital structure of Interpool Finance such that Limited owns less than 70% of the common stock of Interpool Finance.

     7.4 TRANSACTIONS WITH AFFILIATES OR SUBSIDIARIES.

     No Borrower shall enter into any transaction with any Subsidiary or other Affiliate including, without limitation, the purchase, sale, lease or exchange of Property, or the loaning or giving of funds to any Affiliate or any Subsidiary, unless the transaction is in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business and upon terms substantially the same and no less favorable to such Borrower as it would obtain in a comparable arm's-length transaction with any Person not an Affiliate or a Subsidiary, and so long as such transaction is not prohibited hereunder.

     7.5 DISTRIBUTIONS, REDEMPTIONS AND OTHER INDEBTEDNESS. No Borrower or its Subsidiaries shall: (a) declare or pay or make any form of Distribution to its shareholders, their successors or assigns other than dividends to a Borrower by a Subsidiary (which may also be a Borrower); or (b) make any payments of principal or interest on any Subordinated Debt which is in violation of, or is inconsistent with, the terms of the Subordinated Debt; provided however that so long as no Event of Default has occurred which has not been expressly waived or excused or no Unmatured Event of Default has occurred and is continuing, Borrowers in the aggregate may make Distributions in an amount not to exceed the sum of $5,000,000 plus the sum of (i) 75% of Net Earnings of Interpool and its Subsidiaries (minus 100% of any net loss) subsequent to June 30, 1993; (ii) the net cash proceeds received after June 30, 1993 from the sales by a Borrower or its subsidiaries (other than to Interpool or its Subsidiaries) of shares of common stock and preferred stock, including without limitation, company-obligated mandatorily redeemable preferred shares in grantor trusts of Interpool or any Subsidiary; and (iii) the face value of any debt exchanged or converted into common or preferred stock, including without limitation, company-obligated mandatorily redeemable preferred shares in grantor trusts of Interpool or any Subsidiary.

     7.6 LOANS AND INVESTMENTS. No Borrower shall make or have outstanding loans, advances, extensions of credit or capital contributions to, or investments in, any Person, which are prohibited by the Note Purchasers, pursuant to the terms of the Note Purchase Agreement dated as of November 30, 1993 between the Borrowers as Sellers and the Note Purchasers listed on Schedule 1 thereto, as amended and as may exist from time to time.

     7.7 USE OF LENDERS' NAME. No Borrower shall use any Lender's name (or the name of any of any Lender's Affiliates) or Agent's name in connection with any of its business operations except to identify the existence of the Credit Facility and the names of the Lenders and Agent in the ordinary course of Borrowers' business. Nothing herein contained is intended to permit or authorize any Borrower to make any contract on behalf of any Lender or Agent.

     7.8 MISCELLANEOUS COVENANTS.

     (a) No Borrower shall become or be a party to any contract or agreement which at the time of becoming a party to such contract or agreement materially impairs such Borrower's ability to perform under this Agreement, or under any other instrument, agreement or document to which such Borrower is a party or by which it is or may be bound.

     (b) No Borrower shall carry or purchase any "margin stock" within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

     7.9 CHANGE OF OWNERSHIP INTERESTS. Martin Tuchman, Raoul J. Witteveen, Warren L. Serenbetz, Warren L. Serenbetz, Jr., Paul H. Serenbetz, Stuart W. Serenbetz, Clay R. Serenbetz and Arthur L. Burns, or any of them, collectively, shall not at any time hold less than voting control with respect to all classes of capital stock of Interpool entitled to vote generally.

SECTION 8. DEFAULT

     8.1 EVENTS OF DEFAULT. Each of the following events shall constitute an event of default ("Event of Default") and Agent shall thereupon have the option, and the SuperMajority Lenders shall have the right to cause Agent, to declare the Obligations immediately due and payable, all without demand, notice, presentment or protest or further action of any kind (it also being understood that the occurrence of any of the events or conditions set forth in subparagraphs (j), (k) or (l) shall automatically cause an acceleration of the Obligations):

     (a) PAYMENTS - if any Borrower fails to make any payment of principal or interest, including any Overadvance, under the Credit Facility within five (5) days after the date such payments are due and payable; or

     (b) OTHER CHARGES - if any Borrower fails to pay any other charges, fees, Expenses or other monetary obligations owing to any Lender or Agent arising out of or incurred in connection with this Agreement within five (5) days after the date such payment is due and payable; or

     (c) PARTICULAR COVENANT DEFAULTS - if any Borrower fails to perform, comply with or observe any covenant or undertaking contained in this Agreement, provided however, that with respect to covenants contained in Sections 6.1 and 6.2(e) only, Borrowers shall have 30 days from the occurrence of such failure to comply with or observe such covenant; or

     (d) INTENTIONALLY OMITTED.

     (e) INTENTIONALLY OMITTED.

     (f) WARRANTIES OR REPRESENTATIONS - if any warranty, representation or other statement by or on behalf of any Borrower or any employee, officer or agent thereof contained in or pursuant to this Agreement, or in any document, agreement or instrument furnished in compliance with, relating to, or in reference to this Agreement, including without limitation any financial statement or certificate, is false, erroneous, or misleading in any material respect when made; or

     (g) AGREEMENTS WITH OTHERS - (i) if any Borrower shall default beyond any grace period under any agreement with any creditor for borrowed money in excess of $2,000,000 and (A) such default consists of the failure to pay any principal, premium or interest with respect to such indebtedness, including without limitation, the Subordinated Debt or (B) such default consists of the failure to perform any covenant or agreement with respect to such indebtedness, including without limitation, Subordinated Debt if the effect of such default is to cause such Borrower's obligations which are the subject thereof to become due prior to its maturity date or prior to its regularly scheduled date of payment or (ii) an Event of Default occurs pursuant to Section 10.17 below; or

     (h) OTHER AGREEMENTS WITH LENDERS - if any Borrower breaches or violates the terms of, or if a default or an event of default, occurs under, any other existing or future agreement (related or unrelated) between any Borrower or among Borrowers and Agent or any Lender or all Lenders; or

     (i) JUDGMENTS - if any final judgment or judgments for the payment of money in an aggregate amount in excess of $2,000,000 which is/are not fully and unconditionally covered by insurance or for which such Borrowers have not established cash or cash equivalent reserves in the amount of such judgment(s), shall be rendered and such judgment(s) shall continue unsatisfied and in effect for a period of sixty (60) days without being vacated, discharged, satisfied or bonded pending appeal; or

     (j) ASSIGNMENT FOR BENEFIT OF CREDITORS, ETC. - if any Borrower makes or proposes an assignment for the benefit of creditors generally, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter owned or conducted by any Borrower which might materially and adversely affect all Borrowers on a consolidated basis; or

     (k) BANKRUPTCY, DISSOLUTION, ETC. - upon the commencement of any action for the dissolution or liquidation of any Borrower, or the commencement of any proceeding to avoid any transaction entered into by any Borrower, or the commencement of any case or proceeding for reorganization or liquidation of any Borrower's debts under the Bankruptcy Code or any other state, federal or other law applicable to any such Borrower, now or hereafter enacted for the relief of debtors, whether instituted by or against such Borrower; provided, however, that such Borrower shall have sixty (60) days to obtain the dismissal or discharge of involuntary proceedings filed against it, it being understood that during such sixty (60) day period, no Lender shall be obligated to make Advances hereunder and Agent may seek adequate protection in any such proceeding; or

     (l) RECEIVER - upon the appointment of a receiver, liquidator, or similar official for any Borrower or for any of any Borrower's Property; or

     (m) EXECUTION PROCESS, SEIZURE, ETC. - the issuance of any execution, distraint process or seizure against any Property of any Borrower in the possession of Agent or any Lender valued in excess of $500,000; or

     (n) INVESTIGATIONS - any indication or evidence received by Agent or any Lender that reasonably leads it to believe any Borrower may have directly or indirectly been engaged in any type of activity which, would be reasonably likely to result in the forfeiture of any Property of any Borrower to any governmental entity, federal, state or local which might have a material adverse affect on the Borrowers, or any of them, or the rights of Agent and/or Lenders hereunder.

     8.2 CURE. Nothing contained in this Agreement or the Loan Documents shall be deemed to compel Agent and/or Lenders to accept a cure of any Event of Default hereunder.

     8.3 RIGHTS AND REMEDIES ON DEFAULT.

     (a) In addition to all of the rights, options and remedies granted or available to Agent or Lenders under this Agreement or the Loan Documents, or otherwise available at law or in equity, upon or at any time after the occurrence and during the continuance of an Event of Default or Unmatured Event of Default, Agent shall cease and withhold making Advances under the Credit Facility until it receives the prior written direction from the SuperMajority Lenders to continue to make Advances. In addition, at all times when the Collateral secures the Obligations, Agent may, and the SuperMajority Lenders shall have the right to cause Agent to request, and Borrowers shall immediately deliver to Agent upon such request, all original counterparts of each Lease other than those in possession of the Lessees.

     (b) In addition to all other rights, options and remedies granted or available to Agent under this Agreement or the Loan Documents (each of which is also then exercisable by Agent), Agent may, in its discretion, and the SuperMajority Lenders shall have the right to cause Agent to, upon or at any time after the occurrence and during the continuance of an Event of Default, to terminate the Credit Facility.

     (c) In addition to all other rights, options and remedies granted or available to Agent under this Agreement or the Loan Documents (each of which is also then exercisable by Agent), Agent may, upon or at any time after the occurrence of an Event of Default which has not been expressly waived or excused, exercise all rights under the Uniform Commercial Code and any other applicable law or in equity, and under all Loan Documents permitted to be exercised after the occurrence of an Event of Default, including the following rights and remedies (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

     (i) The right to take possession, and notify all Lessees of the Agent's security interest in the Collateral (at all times when the Collateral secures the Obligations) and require payment under the Leases to be made directly to Agent for the benefit of Lenders and Agent may, in its own name or in the name of Borrower, collect, sue for and receive payment on all Leases, and settle, compromise and adjust the same on any terms as may be satisfactory to Agent, in its sole and absolute discretion for any reason or without reason and Agent may do all of the foregoing with or without judicial process (including without limitation notifying the United States Postal Authorities to redirect mail addressed to any Borrower to an address designated by Agent); or

     (ii) By its own means or with judicial assistance, subject to the rights of the Lessees, enter any Borrower's premises or location of Collateral and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (e) below, without any liability for rent, storage, utilities or other sums, and such Borrower shall not resist or interfere with such action; or

     (iii) Require any Borrower at such Borrower's expense, subject to the rights of the Lessees, to assemble all or any part of the Collateral and make it available to Agent at any place designated by Agent; or

     (iv) The right to reduce or modify the Maximum Credit Limit, Borrowing Base or any portion thereof or the advance rates or to modify the terms and conditions upon which Agent, on behalf of Lenders, may be willing to consider making Advances under the Credit Facility or to take additional reserves in the Borrowing Base for any reason; or

     (d) Borrowers each hereby agree that a notice received by it at least ten
(10) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Agent without prior notice to any Borrower. Each Borrower covenants and agrees not to interfere with or impose any obstacle to Agent's exercise of its rights and remedies with respect to the Collateral, after the occurrence of an Event of Default hereunder.

     8.4 NATURE OF REMEDIES. All rights and remedies granted Agent or Lenders hereunder and under the Loan Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Agent may proceed with any number of remedies at the same time until all Obligations are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Agent, upon or at any time after the occurrence of an Event of Default, may proceed against any Borrower, at any time, under any agreement, with any available remedy and in any order.

     8.5 SET-OFF. If any bank account of any Borrower with Agent, any Lender or any participant is attached or otherwise liened or levied upon by any third party, such Lender (and such participant) as agent for Lenders shall have and be deemed to have, without notice to Borrowers or any of them, the immediate right of set-off and may apply the funds or amount thus set-off against any of Borrowers' Obligations hereunder.

SECTION 9. AGENT

     As between the Agent, on one hand, and the Lenders, on the other hand, the Agent and each of the Lenders, who are now or shall become parties to this Agreement, agree as follows (with the consent and approval of Borrowers):

     9.1 APPOINTMENT AND AUTHORIZATION. Each Lender, and each subsequent holder of any of the Revolving Credit Notes or Term Notes by its acceptance thereof, hereby irrevocably appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Except as may be otherwise expressly provided herein, Borrowers are hereby authorized by the Lenders to deal solely with the Agent in all transactions which affect the Lenders under this Agreement and the Loan Documents. The rights, privileges and remedies accorded to the Agent hereunder shall be exercised by the Agent on behalf of all of the Lenders.

     9.2 GENERAL IMMUNITY. Subject to the provisions of this Agreement, the Agent will handle all transactions relating to the Loans and all other Obligations, including, without limitation, all transactions with respect to this Agreement, the Loan Documents and all related documents in accordance with its usual banking practices. In performing its duties as Agent hereunder, the Agent will take the same care as it takes in connection with loans in which it alone is interested. However, neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own gross negligence or willful misconduct.

     9.3 CONSULTATION WITH COUNSEL. The Agent may consult with legal counsel and any other professional advisors or consultants deemed necessary or appropriate and selected by Agent and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     9.4 DOCUMENTS. The Agent shall not be under a duty to examine into or pass upon the effectiveness, genuineness or validity of this Agreement or any of the Revolving Credit Notes or Term Notes, or any other instrument or document furnished pursuant hereto or in connection herewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be. In addition the Agent shall not be liable for failing to make any inquiry concerning the accuracy, performance or observance of any of the terms, provisions or conditions of such instrument or document.

     9.5 RIGHTS AS A BANK. With respect to its applicable Pro Rata Percentage of the Credit Facility, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Subject to the provisions of this Agreement, the Agent may accept deposits from, lend money to and generally engage in any kind of banking or trust business with Borrowers and their Affiliates as if it were not the Agent.

     9.6 RESPONSIBILITY OF AGENT. It is expressly understood and agreed that the obligations of the Agent hereunder are only those expressly set forth in this Agreement and that the Agent shall be entitled to assume that no Event of Default and no Unmatured Event of Default has occurred and is continuing, unless the Agent has actual knowledge of such fact. Except to the extent Agent is required by the Lenders pursuant to the express terms hereof to take a specific action, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement and the Loan Documents. The Agent shall incur no liability under or in respect of this Agreement and the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable under the circumstances. It is agreed among the Agent and the Lenders that the Agent shall have no responsibility to carry out audits or otherwise examine the books and records or properties of Borrowers, except as the Agent in its sole discretion deems appropriate. The relationship between the Agent and each Lender is and shall be that of agent and principal only and nothing herein shall be construed to constitute the Agent a joint venturer with any Lender, a trustee or fiduciary for any of the Lenders or for the holder of a participation therein nor impose on the Agent duties and obligations other than those set forth herein.

     9.7 COLLECTIONS AND DISBURSEMENTS.

     (a) The Agent will have the right to collect and receive all payments of the Obligations, together with all fees, charges and other amounts due under this Agreement and the Loan Documents, and the Agent will remit to each Lender according to applicable Pro Rata Percentage all such payments actually received by Agent (subject to any required clearance procedures) on the same Business Day of receipt thereof (but if such payments shall not have been received by the Agent prior to 1:00 p.m. Eastern Time on such Business Day then, on the next Business Day).

     (b) On the Business Day for which notice is given Lenders by Agent with respect to requested Advances (which notice shall state the date and amount of such payment), each Lender shall remit to the Agent its Pro Rata Percentage of the payment in respect to such Advance. The obligation of Lenders hereunder are unconditional, not subject to set-off, and irrevocable and may not be terminated at any time.

     (c) If any such payment received by the Agent is rescinded, determined to be unenforceable or invalid or is otherwise required to be returned for any reason at any time, whether before or after termination of this Agreement and the Loan Documents, each Lender will, upon written notice from the Agent, promptly pay over to the Agent its Pro Rata Percentage of the amount so rescinded, held unenforceable or invalid or required to be returned, together with interest and other fees thereon if also required to be rescinded or returned.

     (d) All payments by the Agent and the Lenders to each other hereunder shall be in immediately available funds. The Agent will at all times maintain proper books of account and records reflecting the interest of each Lender in the Credit Facility, in a manner customary to the Agent's keeping of such records, which books and records shall be available for inspection by each Lender at reasonable times during normal business hours, at such Lender's sole expense. In the event that any Lender shall receive any payments in reduction of the Obligations in an amount greater than its applicable Pro Rata Percentage in respect of indebtedness to the Lenders evidenced hereby (including, without limitation amounts obtained by reason of setoffs), such Lender shall hold such excess in trust for Agent (on behalf of all other Lenders) and shall promptly remit to the Agent such excess amount so that the amounts received by each Lender hereunder shall at all times be in accordance with its applicable Pro Rata Percentage. To the extent necessary for each Lender's actual percentage of all outstanding Loans to equal its applicable Pro Rata Percentage, the Lender having a greater share of any payment(s) than its applicable Pro Rata Percentage shall acquire a participation in the applicable outstanding balances of the Pro Rata Shares of the other Lenders as determined by Agent.

     9.8 INDEMNIFICATION. The Lenders hereby each indemnify the Agent ratably according to their respective Pro Rata Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Agent under or related to this Agreement or the other Loan Documents or the Loans, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. Agent shall have the right to deduct, from any amounts to be paid by Agent to any Lender hereunder, any amounts owing to Agent by such Lender by virtue of this paragraph.

     9.9 EXPENSES.

     (a) All out-of-pocket costs and out-of-pocket expenses incurred by Agent and not reimbursed on demand by Borrowers, in connection with the creation, amendment, administration, termination and enforcement of the Loans (including, without limitation, audit expenses, counsel fees and expenditures to protect, preserve and defend Agent's and each Lender's rights and interest under the Loan Documents) shall be shared and paid on demand by Lenders pro rata based on their applicable Pro Rata Percentage.

     (b) Agent may deduct from payments or distributions to be made to Lenders such funds as may be necessary to pay or reimburse Agent for such costs or expenses.

     9.10 NO RELIANCE. By execution of or joining in this Agreement, each Lender acknowledges that it has entered into this Agreement and the Loan Documents solely upon its own independent investigation and is not relying upon any information supplied by or any representations made by Agent. Each Lender shall continue to make its own analysis and evaluation of Borrowers. Agent makes no representation or warranty and assumes no responsibility with respect to the financial condition or Property of any Borrower, any Lessee or any Collateral; the accuracy, sufficiency or currency of any information concerning the financial condition, prospects or results of operations of any Borrower; or for sufficiency, authenticity, legal effect, validity or enforceability of the Loan Documents. Agent assumes no responsibility or liability with respect to the collectibility of the Obligations or the performance by Borrowers of any obligation under the Loan Documents.

     9.11 REPORTING. During the term of this Agreement, Agent will promptly furnish each Lender such financial statements and reports as any Lender may reasonably request. Agent will notify Lenders within a reasonable period of time (not to exceed five (5) Business Days) after it receives actual knowledge of any Event of Default under the Loan Documents.

     9.12 REMOVAL OF AGENT. The Agent may resign at any time upon giving thirty
(30) days prior written notice thereof to Lenders and Borrowers. The Agent may be removed as Agent hereunder upon the written direction of all Lenders exclusive of the Agent upon the following: (i) wilful misconduct in the performance of Agent's duties or responsibilities under this Agreement; or (ii) if a receiver, trustee or conservator is appointed for Agent or any state or federal regulatory authority assumes management or control of Agent or if, under applicable law, the administrative or discretionary duties and responsibilities of Agent hereunder become controlled by or subject to the approval of any state or federal regulatory authority. Upon any resignation or permitted removal of Agent, the Lenders shall have the right to appoint a successor Agent by majority vote of the other Lenders (based upon the percentages of the total Pro Rata Shares of the Lenders other than the Lender which is the Agent). Upon the acceptance of the appointment as a successor Agent hereunder by such successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, obligations and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder.

     9.13 ACTION ON INSTRUCTIONS OF LENDERS. With respect to any provision of this Agreement, or any issue arising thereunder, concerning which the Agent is authorized to act or withhold action by direction of one or more Lenders, the Agent shall in all cases be fully protected in so acting, or in so refraining from acting, hereunder in accordance with written instructions signed by the requisite Lenders. Such instructions and any action taken or failure to act pursuant thereto shall be binding on all Lenders and on all holders of the Revolving Credit Notes and Term Notes.

     9.14 SEVERAL OBLIGATIONS. The obligation of each Lender is several, and neither the Agent nor any other Lender shall be responsible for any obligation or commitment hereunder of any other Lender.

     9.15 CONSENT OF BANKS.

     (a) Agent shall have the sole and exclusive right to service, administer and monitor the Loans and the Loan Documents, including without limitation, the right to exercise all rights, remedies, privileges and options under the Loan Documents, including without limitation the making of Advances and the determination as to the basis on which and extent to which Advances may be made.

     (b) Notwithstanding anything to the contrary contained in subparagraph (a) above, Agent shall not, without the prior written consent of all Lenders: (i) extend or renew the Current Term or, any payment date under the Credit Facility,
(ii) decrease any interest rate on the Credit Facility, (iii) compromise or settle all or a portion of the Obligations, (iv) release any obligor from the Obligations (including without limitation, the Surety) except in connection with termination of the Credit Facility and full payment and satisfaction of all Obligations, (v) increase the Borrowing Base advance rate, (vi) modify Section 9.15(b) or (c) or Sections 3.8 or 3.9, or (vii) increase the Maximum Credit Limit; provided, however, that Agent may increase the Maximum Credit Limit by first offering the amount of any such increase to each of the Lenders in accordance with their respective Pro Rata Percentage. To the extent any Lender(s) may choose not to increase its/their respective Pro Rata Shares by the amount attributable to its/their Pro Rata Percentage of such increase, such amount will be offered to the other Lenders on such sharing basis as Agent may reasonably establish. After each Lender choosing to increase its Pro Rata Share has agreed to do so, and in conjunction with the modification of this Agreement to reflect such increase executed by those Lenders sharing in the increase of the Credit Facility, the Lenders' Pro Rata Percentages will be adjusted accordingly and all Lenders (whether or not sharing in such increase) shall be bound by such modification.

     (c) Notwithstanding anything to the contrary contained in subparagraph (a) above, Agent shall not, without the prior written consent of the Majority
Lenders: (i) enter into any written amendment to any of the Loan Documents; (ii) waive any Borrower's compliance with the terms and conditions of the Loan Documents or any Event of Default hereunder or thereunder; (iii) consent to any Borrowers taking any actions which, if taken, would constitute an Event of Default under this Agreement or under any of the Loan Documents; or (iv) take any action to release Collateral in conjunction with Section 3.8 if any of the conditions enumerated therein are not strictly satisfied.

     (d) After an acceleration of the Obligations, Agent shall have the sole and exclusive right, with communication (to the extent reasonably practicable under the circumstances) with all Lenders, to exercise or refrain from exercising any and all rights, remedies, privileges and options under the Loan Documents and available at law or in equity to protect and enforce the rights of the Lenders and collect the Obligations, including, without limitation, instituting and pursuing all legal actions against any Borrower or to collect the Obligations, or defending any and all actions brought by any Borrower or other Person; or incurring Expenses or otherwise making expenditures to protect the Loans, the Collateral or Lenders' rights or remedies.

     (e) To the extent Agent is required to obtain or otherwise elects to seek the consent of Lenders to an action Agent desires to take (except with respect to renewal of the Credit Facility), if any Lender fails to notify Agent, in writing, of its consent or dissent to any request of Agent hereunder within ten
(10) Business Days of such Lender's receipt of such request, such Lender shall be deemed to have given its consent thereto.

     (f) Notwithstanding any other provision of this Section 9.15 and without impairing Agent's discretionary rights under Section 8, to the extent that there occurs any redetermination of which Collateral comprises a portion of the Borrowing Base which redetermination results in the creation of an Overadvance, Agent shall, in its sole discretion, without right of disapproval by Lenders, be entitled to permit Borrowers a period not to exceed thirty (30) days to repay or remove such Overadvance. During such thirty (30) day period, the amount of Loans constituting such Overadvance shall be excluded in the determination of whether availability exists within the Borrowing Base for future Advances.

     (g) No provision in Section 9 of this Agreement may be amended without Agent's prior written consent.

     9.16 PARTICIPATIONS AND ASSIGNMENTS. Borrowers hereby acknowledge and agree that a Lender may at any time:

     (a) grant participations in all or any percent of its Pro Rata Percentage and Pro Rata Share or of its right, title and interest therein or in or to this Agreement (collectively, "Participations") to any other lending office of such Lender or to any other bank, lending institution or other entity which the granting Lender reasonably determines has the requisite sophistication to evaluate the merits and risks of investments in Participations ("Participants"); provided, however, that: (i) all amounts payable by the Borrowers to each Lender hereunder shall be determined as if such Lender had not granted such Participation; and (ii) any agreement pursuant to which any Lender may grant a
Participation: (A) shall provide that such Lender shall retain the sole right and responsibility to enforce the Obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement; (B) such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant if such amendment, modification or waiver would reduce the principal of or rate of interest on the Loans, increase the amount of the Maximum Credit Limit, postpone the date fixed for any scheduled payment of principal of or interest on the Loans or release Collateral for the Loans, subject to Section 9.15 hereof; and
(C) shall not relieve such Lender from its obligations, which shall remain absolute, to make Advances hereunder; and

     (b) assign (i) all or any percent of its Pro Rata Percentage and Pro Rata Share or any right, title and interest therein or in and to this Agreement to a Lender or any affiliate of a Lender; or (ii) all or any of its Pro Rata Percentage or Pro Rata Share or any right, title and interest therein or in and to this Agreement to a third party, with the prior written consent of the Borrowers (absent the existence of an Event of Default or Unmatured Event of Default) and the Agent, which consents shall not be unreasonably withheld; provided that unless there exists an Event of Default, assignments may not be made in amounts less than $5,000,000, and in the case of (i) or (ii) together with the payment to the Agent of a $2,500 transfer fee. All Participations and assignments hereunder shall be of the Pro Rata Percentage or Pro Rata Share of the Lender making the assignment or granting the Participation.

     9.17 CO-AGENT. The parties hereto covenant and agree that PNC Bank, National Association shall be a co-agent ("Co-Agent") who shall have no rights, duties or responsibilities, except for those received, undertaken or incurred by PNC Bank, National Association in its capacity as a Lender. No duty, responsibility, right or option granted to the Agent herein is delegated or transferred, in whole or in part, to the Co-Agent and no compensation payable to the Agent shall be shared with, or paid to, the Co-Agent. Co-Agent shall not be entitled to any fees or reimbursement of Expenses except as PNC Bank, National Association shall otherwise be entitled in its capacity as a Lender. Each disclaimer, exculpation provision and indemnity contained in Section 9 of the Agreement provided for the benefit of the Agent shall likewise be deemed given to and provided for the Co-Agent. Notwithstanding anything to the contrary contained in this Agreement, no amendment to this Section 9.17 shall be effective without the written consent of Co-Agent.

SECTION 10. MISCELLANEOUS

     10.1 GOVERNING LAW. THIS AGREEMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. THE PROVISIONS OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

     10.2 INTEGRATED AGREEMENT. The Revolving Credit Notes, the Term Notes, the other Loan Documents, all related agreements, and this Agreement shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lenders' and Agent's rights and remedies. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall constitute an amendment thereto and shall control.

     10.3 WAIVER.

     (a) No omission or delay by Agent or Lenders in exercising any right or power under this Agreement or any related agreements and documents will impair such right or power or be construed to be a waiver of any default, or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and as to Borrowers no waiver will be valid unless in writing and signed by Agent and then only to the extent specified.

     (b) Each Borrower releases and shall indemnify, defend and hold harmless Agent and Lenders, and their respective officers, employees and agents, of and from any claims, demands, liabilities, obligations, judgments, injuries, losses, damages and costs and expenses (including, without limitation, reasonable legal fees) resulting from (i) acts or conduct of any Borrower or all Borrowers under, pursuant or related to this Agreement and the other Loan Documents, (ii) Borrowers' breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, and (iii) Borrowers' failure to comply with any or all laws, statutes, ordinances, governmental rules, regulations or standards, whether federal, state or local, or court or administrative orders or decrees, (including without limitation environmental laws, etc.) and all costs, expenses, fines, penalties or other damages resulting therefrom, unless resulting from acts or conduct of Lenders constituting wilful misconduct or gross negligence.

     10.4 TIME. Whenever any Borrower shall be required to make any payment, or perform any act, on a day which is not a Business Day, such payment may be made, or such act may be performed, on the next succeeding Business Day. Time is of the essence in Borrowers' performance under all provisions of this Agreement and all related agreements and documents.

     10.5 EXPENSES OF AGENT. At Closing and from time to time thereafter, Borrowers will pay all reasonably incurred expenses of Agent (and of each Lender following the occurrence of an Event of Default) on demand (including, without limitation, search costs, appraisal fees, environmental fees and the fees and expenses of legal counsel for Agent) relating to this Agreement, and all related agreements and documents, including, without limitation, expenses incurred in the negotiation, preparation, closing, administration and enforcement of this Agreement and the other Loan Documents, the enforcement, protection and defense of the rights of Agent and Lenders in and to the Loans and Collateral or otherwise hereunder, and any reasonable expenses relating to extensions, amendments, waivers or consents pursuant to the provisions hereof, or any related agreements and documents or relating to agreements with other creditors, or termination of this Agreement (collectively, the "Expenses").

     10.6 BROKERAGE. Except as otherwise provided herein, this transaction was brought about and entered into by Agent, Lenders and Borrowers acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. Each Borrower represents that it has not committed Agent or any Lender to the payment of any brokerage fee, commission or charge in connection with this transaction.

     10.7 NOTICES.

     (a) Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed given if delivered in person or if sent by telecopy or by nationally recognized overnight courier, or via first class, Certified or Registered mail, postage prepaid, as follows, unless such address is changed by written notice hereunder:

     If to Agent to:                    CoreStates Bank, N.A.1339
                                        Chestnut Street; F.C. 1-8-11-24
                                        Philadelphia, PA  19101
                                        Attn:  Michael Labrum, Vice President
                                        Telecopy No.: 215/786-7704

     With copies to:                    Blank Rome Comisky & McCauley
                                        One Logan Square
                                        Philadelphia, PA  19103
                                        Attn: Lawrence F. Flick, II, Esquire
                                        Telecopy No.: 215/569-5555

     If to Borrowers to:                c/o Interpool, Inc.
                                        211 College Road East
                                        Princeton, NJ  08540
                                        Attn:  Mr. Richard W. Gross, Sr. VP
                                        Telecopy No.:  609/452-8211

     With copies to:                    Interpool, Inc.
                                        633 Third Avenue
                                        New York, New York 10017
                                        Attention:  President
                                        Telecopy No.:  212/687-8403

     If to Lenders:

     to the addresses set forth on Schedule B

     (b) Any notice sent by Agent, any Lender or Borrowers by any of the above methods shall be deemed to be given when so received.

     (c) Agent shall be fully entitled to rely upon any facsimile transmission or other writing purported to be sent by any Authorized Officer (whether requesting an Advance or otherwise) as being genuine and authorized.

     10.8 WAIVER OF SUBROGATION. (a) Interpool hereby irrevocably waives any and all rights it may have at any time (whether arising directly or indirectly, by operation of law or contract) to assert any claim against any of Trac Lease or Limited or Interpool Finance on account of payments made under this Agreement, the Surety Agreement or otherwise, including without limitation, any and all rights of subrogation, reimbursement, exoneration, contribution or indemnity, until such time as all of the Obligations are repaid in full.

     (b) Interpool Finance hereby irrevocably waives any and all rights it may have at any time (whether arising directly or indirectly by operation of law or contract) to assert any claim against Limited on account of payments made under this Agreement, the Surety Agreement or otherwise, including without limitation, any and all rights of subrogation, reimbursement, exoneration, contribution or indemnity, until such time as all of the Obligations are repaid in full.

     (c) Limited hereby irrevocably waives any and all rights it may have at any time (whether arising directly or indirectly by operation of law or contract) to assert any claim against Interpool Finance on account of payments made under this Agreement, the Surety Agreement or otherwise, including without limitation, any and all rights of subrogation, reimbursement, exoneration, contribution or indemnity, until such time as all of the Obligations are repaid in full.

     10.9 HEADINGS. The headings of any paragraph or Section of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

     10.10 SURVIVAL. All warranties, representations, and covenants made by Borrowers herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Agreement, shall be considered to have been relied upon by Agent and Lenders, and shall survive the delivery to Lenders of the Revolving Credit Notes, regardless of any investigation made by Lenders or on their behalf. All statements in any such certificate or other instrument prepared and/or delivered for the benefit of Agent and any and all Lenders shall constitute warranties and representations by Borrowers hereunder. Except as otherwise expressly provided herein, all covenants made by Borrowers hereunder or under any other Loan Documents shall be deemed continuing until all Obligations are satisfied in full.

     10.11 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. No Borrower may transfer, assign or delegate any of its duties or obligations hereunder.

     10.12 DUPLICATE ORIGINALS. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in counterparts, all of which counterparts taken together shall constitute one completed fully executed document.

     10.13 MODIFICATION. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Borrowers, Agent and the Lenders except as Section 9 hereof.

     10.14 SIGNATORIES. Each individual signatory hereto represents and warrants that he is duly authorized to execute this Agreement on behalf of his principal and that he executes the Agreement in such capacity and not as a party.

     10.15 THIRD PARTIES. No rights are intended to be created hereunder, or under any related agreements or documents for the benefit of any third party donee, creditor or incidental beneficiary of any Borrower. Nothing contained in this Agreement shall be construed as a delegation to Agent or any Lender of Borrowers' duty of performance, including, without limitation, Borrowers' duties under any account or contract with any other Person.

     10.16 DISCHARGE OF TAXES, BORROWERS' OBLIGATIONS, ETC. Agent, in its sole discretion, shall have the right at any time, and from time to time, with prior notice to a Borrower if such Borrower fails to do so five (5) Business Days after receipt of a request in writing to do so by Agent, to: (a) pay or perform such Borrower's obligations hereunder, and (b) discharge taxes or Liens, at any time levied or placed on any of such Borrower's Property in violation of this Agreement unless such Borrower is in good faith with due diligence by appropriate proceedings contesting such taxes or Liens and maintaining proper reserves therefor in accordance with GAAP. Any such Expenses and advances shall be added to the Revolving Credit and bear interest at the same rate applied to the Revolving Credit, until reimbursed to Agent. Such payments and advances made by Agent shall not be construed as a waiver by Agent or Lenders of an Event of Default under this Agreement. In the event that any lien, assessment or tax liability against any Borrower shall arise in favor of any taxing authority, whether or not notice thereof shall be filed or recorded as may be required by law, Agent shall have the right (but shall not be obligated, nor shall Agent or any Lender hereby assume the duty) to pay any such lien, assessment or tax liability by virtue of which such charge shall have arisen; provided, however, that Agent shall not pay any such tax, assessment or lien if the amount, applicability or validity thereof is being contested in good faith and by appropriate proceedings by Borrowers. In order to pay any such lien, assessment or tax liability, Agent shall not be obliged to wait until said lien, assessment or tax liability is filed before taking such action as hereinabove set forth. Any sum or sums which Agent (shared ratably by Lenders) shall have paid for the discharge of any such lien shall be added to the Revolving Credit and shall be paid by Borrowers to Agent with interest thereon, upon demand, and Agent shall be subrogated to all rights of such taxing authority against Borrowers.

     10.17 MOST FAVORED LENDERS. Borrowers agree to promptly notify Agent in writing if any agreement for borrowed money to which Interpool is a party or under which it is otherwise obligated, contains or is amended to contain, consolidated financial covenants more restrictive than those contained herein, then such financial covenant(s) shall be deemed to be incorporated into this Agreement as if set forth more fully herein for so long as such agreement remains in effect or contains such covenant(s) and a breach of such covenant(s) under such agreement shall constitute an Event of Default hereunder.

     10.18 CONSENT TO JURISDICTION. Each Borrower and each Lender hereby irrevocably consents to the jurisdiction of the Courts of Common Pleas of Philadelphia, Commonwealth of Pennsylvania or the United States District Court for the Eastern District of Pennsylvania in any and all actions and proceedings whether arising hereunder or under any other agreement or undertaking and irrevocably agree to service of process by certified mail, return receipt requested to the address of the appropriate party set forth herein.

     10.19 WAIVER OF JURY TRIAL. EACH BORROWER, LENDER AND AGENT HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST AGENT OR ANY LENDER OR LENDERS WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS.

     10.20 INFORMATION TO PARTICIPANT. Agent and each Lender may divulge to any participant, co-lender or assignee or prospective participant, co-lender or assignee (so long as any such entity is not a direct competitor of Interpool), all information, and furnish to such Person copies of any reports, financial statements, certificates, and documents obtained under any provision of this Agreement, or related agreements and documents; provided, however that any potential participant, co-lender or assignee agrees to hold in confidence all confidential or proprietary information provided to them by Borrowers, Agent or such Lender except (a) to the extent that the production of such information is required pursuant to any statute, ordinance, regulation, rule or order or any subpoena or any governmental inquiry or by reason of any bank regulation in connection with any bank examination, and (b) such potential participant, co-lender or assignee shall not be prohibited from disclosing any such information to any of their agents, officers, employees, attorneys, accountants or consultants who shall be informed of this provision.

     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement the day and year first above written.

                                   INTERPOOL, INC.

                                   By: _____________________________________
                                        Title:

                                   Attest: _____________________________________
                                           (Corporate Seal)

                                   INTERPOOL FINANCE CORP.

                                   By: _____________________________________
                                        Title:

                                   Attest: _____________________________________
                                           (Corporate Seal)

                                   TRAC LEASE, INC.

                                   By: _____________________________________
                                        Title:

                                   Attest: _____________________________________
                                           (Corporate Seal)

                                   INTERPOOL LIMITED

                                   By: _____________________________________
                                        Title:

                                   Attest: _____________________________________
                                           (Corporate Seal)

                                   CORESTATES BANK, N.A., as Agent

                                   By: _____________________________________
                                        Title:

                                   CORESTATES BANK, N.A., as Lender

                                   By: _____________________________________
                                        Title:

                                   PNC BANK, NATIONAL ASSOCIATION, as
                                   Co-Agent and Lender

                                   By: _____________________________________
                                        Title:

                                   THE SUMITOMO BANK, LIMITED, as Lender

                                   By: _____________________________________
                                        Title:

                                   SUMMIT BANK, as Lender

                                   By: _____________________________________
                                        Title:

                                   ABN AMRO BANK N.V. NEW YORK BRANCH, as Lender

                                   By: _____________________________________
                                        Title:

                                   UNION BANK OF CALIFORNIA, N.A., as Lender

                                   By: _____________________________________
                                        Title:

                                   CREDIT LYONNAIS NEW YORK BRANCH, as Lender

                                   By: _____________________________________
                                        Title:

                                   THE BANK OF NOVA SCOTIA, as Lender

                                   By: _____________________________________
                                        Title:

                                   SCHEDULE A

                                     REVOLVING CREDIT PRO   REVOLVING CREDIT PRO
    LENDERS                              RATA SHARE           RATA PERCENTAGE
CoreStates Bank, N.A.                   $55,000,000.00              27.5
The Sumitomo Bank, Limited              $20,000,000.00              10.0
PNC Bank, National Association          $35,000,000.00              17.5
Summit Bank                             $25,000,000.00              12.5
ABN Amro Bank N.V. New York Branch      $15,000,000.00               7.5
Union Bank of California, N.A.          $20,000,000.00              10.0
Credit Lyonnais New York Branch         $20,000,000.00              10.0
The Bank of Nova Scotia                 $10,000,000.00               5.0
                                      ----------------               ---
                                       $200,000,000.00              100%

                                   SCHEDULE B

                              ADDRESSES OF LENDERS

CoreStates Bank,N.A.
FC 1-8-11-24
1339 Chestnut Street
Philadelphia, PA 19101
Attention:     Michael Labrum, Vice President
Telephone:     215-973-7039
Telecopy:      215-786-7704

The Sumitomo Bank, Ltd.

LENDING OFFICE:

The Sumitomo Bank,Ltd. Chicago Branch
Administration Center
233 South Wacker Drive
Suite 4500
Telephone:     312-876-0181
Telecopy:      312-993-6255

ADDRESS FOR NOTICE PURPOSES

The Sumitomo Bank, Ltd.
U.S. Commercial Banking Division
450 Lexington Avenue, Suite 1700
New York, NY 10017
Attention:     Barry Henry, Vice President
Telephone:     212-808-2336
Telecopy:      212-818-0865

PNC Bank, National Association
1600 Market Street
Philadelphia, PA 19103
Attention:     Daniel Fitzpatrick, Vice President
Telephone:     215-585-5622
Telecopy:      215-585-5972

Summit Bank
4365 Route 1 South, 3rd Floor
Princeton, NJ 08543
Attention:     Arty C. Zulawski, Sr. Vice President
Telephone:     609-243-7692
Telecopy:      609-243-9397

ABN Amro Bank N.V. New York Branch
135 S. LaSalle Street
Chicago, Illinois 60674-9135
Attention:     David J. Thomas, Vice President and
               Director of Surface Transportation
Telephone:     312-904-2849
Telecopy:      312-904-2506

Union Bank of California, N.A.
Financial Services Industries Division
350 California Street, 6th Floor
San Francisco, CA 94104
Attention:     Alison A. Mason, Vice President
Telephone:     415-705-7452
Telecopy:      415-705-7566

Credit Lyonnais New York Branch
1301 Avenue of the Americas
New York, NY 10019-6002
Attention:     Scott Chappelka, Vice President
Telephone:     212-261-7316
Telecopy:      212-459-3179

Credit Lyonnais New York Branch
1301 Avenue of the Americas
New York, NY 10019-6002
Attention:     Alice Black, Assistant Treasurer
Telephone:     212-261-7267
Telecopy:      212-459-3179

The Bank of Nova Scotia
1 Liberty Plaza, 26th Floor
New York, NY 10006
Attention:     Brian Allen, Senior Relationship Manager
Telephone:     212-225-5030
Telecopy: 212-225-5090

                                   SCHEDULE C

                                 INTERPOOL, INC.

                      SCHEDULE OF CONSOLIDATED SUBSIDIARIES

INTERPOOL LIMITED
TRAC LEASE, INC.
INTERPOOL SERVICES, INC.
MILITARY TRANSPORT, INC.
MICROTECH LEASING CORPORATION
WM II CORP.
TRANSACT CORPORATION
INTERPOOL FINANCE, INC.
CONTAINERBASE, INC.
RAILPOOL, INC.
INTERPOOL N.V.
INTERPOOL (HONG KONG) LIMITED
INTERPOOL B.V.
INTERPOOL BENELUX B.V.
INTERPOOL PTE LTD
CTC EQUIPMENT AG
INTERPOOL (U.K.) LIMITED
C.T.C. CONTAINER TRADING (U.K.) LIMITED
INTERPOOL CONTAINERS N.V.
INTERPOOL CONTAINERS INC.
INTERPOOL FINANCE CORP.

                                EXHIBIT 2.1(b)

                                   AMENDED AND RESTATED
                                   REVOLVING CREDIT NOTE

$55,000,000.00                                                Philadelphia, PA
                                                              ___________, 1997

     FOR VALUE RECEIVED and intending to be legally bound, the undersigned, Interpool Finance Corp. ("Borrower"), promises to pay, in lawful money of the United States, to the order of CoreStates Bank, N.A. ("Lender"), at the offices of CoreStates Bank, N.A., 1339 Chestnut Street, Philadelphia, Pennsylvania, 19101 (or at such other address as Lender may designate to Borrower as permitted under the Loan Agreement), the maximum aggregate principal sum of Fifty-Five Million ($55,000,000.oo) Dollars or such lesser sum which represents the outstanding balance of Lender's Pro Rata Percentage of the aggregate outstanding principal balance of all Revolving Credit Loans advanced to the Borrower pursuant to the provisions of that certain Third Amended and Restated Senior Loan and Security Agreement dated as of the date hereof, among Borrower, Trac Lease, Inc., Interpool, Inc., Interpool Limited, CoreStates Bank, N.A., as Agent ("Agent") and Lender and the other financial institutions named therein (as it may hereafter be further supplemented, amended, extended or replaced from time to time, the "Loan Agreement"). The outstanding principal balance hereunder shall be payable pursuant to the terms of the Loan Agreement. The actual amount due and owing from time to time hereunder shall be evidenced by Agent's records of receipts and disbursements with respect to the Revolving Credit Loans, which shall be conclusive evidence of such amount, absent manifest error. All terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

     Borrower further agrees to pay interest on the outstanding principal balance hereunder from time to time at the per annum rates set forth in Sections
2.4 and, as applicable, 2.5(c) and (d) of the Loan Agreement. Interest shall be calculated as set forth in Section 2.5(a) of the Loan Agreement, and shall be due and payable on the dates and otherwise in accordance with the terms of the Loan Agreement. In no event shall the amount of interest paid or agreed to be paid to Lender hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. In such event, the interest rate shall automatically be reduced to the maximum rate permitted by such law and Lender (or Agent on Lender's behalf) may set off any excess received against other Obligations which are then due, and any additional amounts shall be refunded to Borrower.

     This Amended and Restated Revolving Credit Note ("Note") is one of those certain Revolving Credit Notes referred to in the Loan Agreement and other Loan Documents and consolidates, amends and restates, but does not extinguish the obligations evidenced by, that certain Amended and Restated Revolving Credit Note from Borrower to Lender in the principal amount of $45,000,000 dated September 6, 1996 and that certain Amended and Restated Revolving Credit Note from Borrower to Meridian Bank, New Jersey (predecessor by merger to Lender) in the principal amount of $10,000,000, dated as of September 6, '-996.

     This Note shall evidence Borrower's unconditional obligations to repay the outstanding balance of Lender's Pro Rata Percentage of the aggregate outstanding principal balance of all Revolving Credit Loans made to Borrower, with interest thereon and Expenses in connection therewith. if Borrower fails to make any payment required hereunder or if an Event of Default occurs under the Loan Agreement, Agent shall thereupon have the option at any time and from time to time, and the SuperMajority Lenders may, pursuant to the terms of the Loan Agreement, direct Agent, to declare the unpaid principal balance of this Note along with accrued and unpaid interest and Expenses to be immediately due and payable and to exercise all rights and remedies set forth herein, and in the other Loan Documents, as well as all rights and remedies otherwise available to Agent at law or in equity, to collect the unpaid. indebtedness hereunder and thereunder. This Note is secured by the Collateral described in the Loan Agreement.

     This Note may be prepaid only in accordance with the terms and conditions of the Loan Agreement.

     Borrower hereby waives presentment for payment, protest, demand, notice of nonpayment or dishonor and all other notices in connection with the delivery, acceptance, performance or enforcement of this Note. Any failure or delay of Agent and/or Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time or times. The waiver by Agent and/or Lender of a breach or default of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach or default thereof. Borrower agrees to reimburse Agent and Lender (to the extent applicable) for all Expenses, including, without limitation, attorneys, fees, reasonably incurred by Agent and Lender (to the extent applicable) to enforce the Provisions of this Note, to protect, preserve and defend Agent's or Lender's rights under the Loan Documents, and collect Borrower's Obligations hereunder as described in the Loan Agreement.

     Notwithstanding the entry of any judgment under this Note, the unpaid principal balance under this Note shall continue to bear interest at the applicable rate set forth in the Loan Agreement.

     This Note shall be construed and governed by the laws of the Commonwealth of Pennsylvania, without regard to its otherwise applicable principles of conflict of laws. The provisions of this Note are severable and the invalidity or unenforceability of any provision shall not alter or impair the remaining provisions of this Note. Jury trial in waived by Borrower, Lender and Agent in connection with any controversy or proceeding involving the rights of the parties to this Note, whether sounding in contract, tort or otherwise.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower has executed these presents the day and year first above written.

                                     INTERPOOL FINANCE CORP.

                                     By: __________________________

                                     Attest: ______________________

                                 Exhibit 2.1(c)

                                    TERM NOTE

$_______________                                             Philadelphia, PA
                                                              ___________,199_

     FOR VALUE RECEIVED and intending to be legally bound, the undersigned, ("Borrower"), a corporation, with a place of business at promises to pay, in lawful money of the United States, to the order of ("Lender"), at the offices of (or at such other address as Lender may designate to Borrower as permitted under the Loan Agreement), the sum of __________________ ($_____________) Dollars in
______________ consecutive monthly installments of principal of
__________________ each plus accrued interest, commencing on the day of the month immediately following the date of this Note and on the _______________day of each month thereafter with a final payment of the entire outstanding principal balance of the Term Loan and all accrued but unpaid interest, fees, costs and expenses due on the _____ day of the ______ month after the date of this Note. The actual amount due and owing from time to time hereunder shall be evidenced by the Agent's records of disbursements and receipts with respect to the Term Loan which shall be conclusive evidence of such amount, absent manifest error.

     This Term Note is one of those Term Notes referred to in the Third Amended and Restated Senior Loan and Security Agreement dated _________ among Borrower, ___________________________ CoreStates Bank, N.A., as Agent ("Agent") and Lender and the other financial institutions named therein (as may hereafter be supplemented, amended, extended or replaced from time to time, the "Loan Agreement"). All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

     Borrower further agrees to pay interest on the outstanding principal balance hereunder from time to time at the per annum rates set forth in Section
2.4 and, as applicable, 2.5(c) and (d) of the Loan Agreement. Interest shall be calculated as set forth in Section 2.5(a) of the Loan Agreement, and shall be due and payable on the dates and otherwise in accordance with the terms of the Loan Agreement. In the event Borrower has selected a fixed rate of interest in accordance with Section 2.4(c) of the Loan Agreement, interest shall accrue on the unpaid principal amount outstanding hereunder from time to time at the per annum rate equal to ___ %. In no event shall the amount of interest paid or agreed to be paid to Lender hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. In such event, the interest rate shall automatically be reduced to the maximum rate permitted by such law and Lender (or Agent on Lender's behalf) may set off any excess received against other Obligations which are then due, any additional amounts shall be refunded to Borrower.

     This Term Note ("Note") shall evidence Borrower's unconditional obligations to repay the outstanding balance hereof, with interest hereon and Expenses in connection herewith. If Borrower fails to make any payment required hereunder or if an Event of Default occurs under the Loan Agreement, Agent shall thereupon have the option at any time and from time to time, and the Super Majority Lenders may, pursuant to the terms of the Loan Agreement, direct Agent, to declare the unpaid principal balance of this Note along with accrued and unpaid interest and Expenses to be immediately due and payable and to exercise all rights and remedies set forth herein, and in the other Loan Documents, as well as all rights * and remedies otherwise available to Agent at law or in equity, to collect the unpaid indebtedness hereunder and thereunder. This Note is secured by the Collateral described in the Loan Agreement.

     This Note may be prepaid only in accordance with the terms and conditions of the Loan Agreement.

     Borrower hereby waives presentment for payment, protest, demand, notice of nonpayment or dishonor and all other notices in connection with the delivery, acceptance, performance or enforcement of this Note. Any failure or delay of Agent and/or Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time or times. The waiver by Agent and/or Lender of a breach or default of any provision of this Note shall not, operate or be construed as a waiver of any subsequent breach or default thereof. Borrower agrees to reimburse Agent and Lender (to the extent applicable) for all Expenses, including, without limitation, attorneys' fees, reasonably incurred by Agent and Lender (to the extent applicable) to enforce the provisions of this Note, to protect, preserve and defend Agent's or Lender's rights under the Loan Documents, and collect Borrower's obligations hereunder, as described in the Loan Agreement.

     Notwithstanding the entry of any judgment under this Note, the unpaid principal balance under this Note shall continue to bear interest at the applicable rate set forth in the Loan Agreement.

     This Note shall be construed and governed by the laws of the commonwealth of Pennsylvania, without regard to its otherwise applicable principles of conflict of laws. The provisions of this Note are severable and the invalidity or unenforceability of any provision shall not alter or impair the remaining provisions of this Note. Jury trial is waived by Borrower, Lender and Agent in connection with any controversy or proceeding involving the rights of the parties to this Note, whether sounding in contract, tort or otherwise.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower has executed these presents the day and year first above written.

                                Borrower:

                                ________________________________

                                By:_____________________________

                                Attest: __________________________

                             Exhibit 2.3(a)(i)(C)(1)

                          INTERPOOL, INC & SUBSMIARIES

                    $58,000,000 SENIOR SECURED NOTES DUE 2003
             EQUIPMENT UTILIZATION REPORT AS OF.- SEPTEMBER 30,1994

                                                   Units      Utilization %

        Containers.........................        102,153         94.6
        Chassis ...........................         47,982         91.3
        Railcars...........................            537         96.5

                             Exhibit 2.3(a)(i)(C)(2)

INTERPOOL, INC
RATIO OF CASH FLOW AVAILABLE FOR DEBT AND CAPITAL LEASE
OBLIGATIONS DUE WITHIN ONE YEAR
SEPTEMBER 30,1994
                                              (ADD)       (LESS)
                                              1ST QTRS    1ST QTRS    LATEST
                                 1993         1994        1993        4 QTRS
CASH FLOW:
NET EARNINGS                     20,004       17,316      14,055      23,265
DEFERRED TAXES                   500          0           0           500
DEPRECIATION                     14,838       12,971      11,139      16,670
COLL. ON DFL                     14,169       17,924      10,642      21,451
LESS INCOME ON DFL               (6,557)      (6.689)     (5,004)     (8,242)
                                -------      -------      ------      -------
                                 42,954       41,522      30,832      53,644

DEBT AND CAPITAL LEASE OBLIGATIONS DUE WITHIN ONE YEAR:

DEBT DUE WITHIN ONE YEAR         51,598                               79,390
PLUS 20% OF FACILITY. OUTSTANDING                                      7,000
LESS CASH & MARKET SEC -       (124,574)                             (81,943)
PLUS BASE CASH                    5,000                                5,000
                               ---------                             ---------
                                (67,976)                               9,447
RATIO                              NM                                   5.68

SECTION 2.3 (a) (i) C. (2) RATIO OF NOT LESS THAN 1.1.

                                 EXHIBIT 2.3(b)

                              ASSIGNMENT AGREEMENT

     __________________________________(hereinafter "Assignor"), does hereby grant and assign to CORESTATES BANK N.A., as Agent for the benefit of itself and the Lenders listed in that certain Third Amended and Restated Senior Loan and Security Agreement dated as of December 19, 1997 (as supplemented, amended, extended or replaced from time to time, the "Loan Agreement") (hereinafter "Assignee") , its successors and assigns a security interest in all of the right, title and interest of Assignor in and to (i) the Leased Property listed on Schedule A attached hereto and made a part hereof, all corresponding Leases as they relate to such Leased Property and Books and Records which are the subject ,matter of or related to such Leases and/or Leased Property, and all proceeds thereof; and (ii) all of the interest of Assignor as loss payee or beneficiary under any insurance policies issued in connection with the Leased Property and each such Lease as it relates to the Leased Property which is the subject matter thereof. All defined terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

     Assignee shall have the right to sue for, collect, and receive all payments due or to become due under the Leases as they relate to the Leased Property and to exercise all rights and remedies all in accordance with the terms of the Loan Agreement, with power to enforce in its own name or in Assignor's name any and all rights given to Assignor under the Leases.

     This Assignment is hereby given as security for any and all obligations of the Assignor to the Agent and/or Lenders.

     Assignor agrees that neither Assignee nor any Lender shall assume any of Assignor's obligations or liabilities to the lessee/renter under any Leases.

     IN WITNESS WHEREOF, the undersigned has caused these presents to be executed by its duly authorized officer this day of _________________________, 19___.

                                    Assignor:

                                    ___________________________

Attest: ____________________        By: _______________________

                                    Title: ____________________

                                   EXHIBIT 5.1

                       Borrowers' States of Qualifications

INTERPOOL. INC.                 (Delaware corporation)

New York (under corporate name of Interpool Leasing Systems)
New Jersey
Illinois (d/b/a Railpool)
Oregon

INTERPOOL LIMITED               (Barbados corporation)

New York
New Jersey
Florida
Georgia
Maine
Massachusetts
Maryland

TRAC LEASE INC.                 (Delaware corporation)

New York (under corporate name of Trac Chassis Co.)
New Jersey
Georgia
Oregon

INTERPOOL FINANCE CORP. (Cayman islands)

New York
New Jersey

                                   EXHIBIT 5.2

                          Borrowers' Places of Business

INTERPOOL. INC.
                                           211 College Road East
                                           Princeton, New Jersey 08540

INTERPOOL LIMITED

                                           211 College Road East
                                           Princeton, New Jersey 08540

                                           Stevmar House
                                           Suite 101, Rockley
                                           Christ Church, Barbados
                                           West Indies

TRAC LEASE, INC.

                                           211 College Road East
                                           Princeton, New Jersey 08540

                                           633 Third Avenue - 17th Floor
                                           New York, New York 10027

INTERPOOL FINANCE CORP.

                                           The Corporate Center
                                           Bush Hill
                                           Bay Street
                                           St. Michael, Barbados

                                  EXHIBIT 6.1.2
                             COMPLIANCE CERTIFICATE

                                                      ___________________, 19__

CoreStates Bank, N.A., as Agent
1339 Chestnut Street
Phi7ladelphia, PA 19101
Attn: Michael Labrum,'Vice President

     The undersigned, the Vice President of Interpool, Inc., Interpool Limited, Trac Lease, Inc. and Interpool Finance Corp. (collectively "Borrowers"), gives this certificate to CoreStates Bank, N.A. as Agent ("Agent") in accordance with the requirements of Section 6.12 of that certain Third Amended and Restated Senior Loan and Security Agreement dated December 19, 1997, among Borrowers, Agent and the Lenders named therein ("Loan Agreement") . Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

     1. Based upon my review of the balance sheets and statements of income of Borrowers for the [fiscal year] [quarterly period] ending _______________, 19__, copies of which along with the calculations for each covenant, are attached hereto, I hereby certify that:

          (a) Funded Debt to Tangible Net Worth ratio is ________________

          (b) Tangible Net Worth is $____________

          (c) Fixed Charge Coverage Ratio is _________________

     2. No Event of Default has occurred.

     3. There has been no material adverse change since _______________ in the operations or condition of Borrower (whether financial or otherwise).

     4. All warranties and representations set forth in the Loan Agreement and all related agreements, instruments and documents are true and correct as of the date hereof.

                                Very truly yours,